AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2005
                                                     REGISTRATION NO. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                                  BIONOVO, INC.
                 (Name of small business issuer in its charter)

       DELAWARE                        2834                      87-0576481
(State or jurisdiction     (Primary Standard Industrial       (I.R.S. Employer
  of incorporation or       Classification Code Number)      Identification No.)
    organization)

           2200 POWELL STREET, SUITE 675, EMERYVILLE, CALIFORNIA 94608
                                 (510) 601-2000
                   (Address and telephone number of principal
                               executive offices)

                           ---------------------------

           2200 POWELL STREET, SUITE 675, EMERYVILLE, CALIFORNIA 94608
                                 (510) 601-2000
                   (Address of principal place of business or
                      intended principal place of business)

                           ---------------------------

                                   ISAAC COHEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  BIONOVO, INC.
                          2200 POWELL STREET, SUITE 675
                          EMERYVILLE, CALIFORNIA 94608
                                 (510) 601-2000
                (Name, address and telephone number of agent
                                  for service)

                           ---------------------------

                                    COPY TO:
                              ROBERT H. COHEN, ESQ.
                             GREENBERG TRAURIG, LLP
                          200 PARK AVENUE - 15TH FLOOR
                            NEW YORK, NEW YORK 10166
                    TEL: (212) 801-9200; FAX: (212) 801-6400

                           ---------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   TITLE OF EACH CLASS OF                                                                  PROPOSED MAXIMUM         AMOUNT OF
     SECURITIES TO BE                                        PROPOSED MAXIMUM OFFERING    AGGREGATE OFFERING      REGISTRATION
         REGISTERED           AMOUNT BEING REGISTERED (1)        PRICE PER SHARE                PRICE                  FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                      42,112,448 shares                   $2.10(2)              $88,436,140.80          $10,408.93
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                       9,919,524 shares                   $2.10(2)              $20,831,000.40           $2,451.81
Underlying Warrants
-----------------------------------------------------------------------------------------------------------------------------------
            Total                 52,031,972 shares                                        $109,267,141.20          $12,860.74
-----------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock, as quoted by the OTC Bulletin Board on June 27, 2005.

                           ---------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JULY 5, 2005



                                 [BIONOVO LOGO]



                                52,031,972 SHARES
                                  COMMON STOCK

                  TO BE OFFERED BY HOLDERS OF COMMON STOCK AND
                      WARRANTS TO PURCHASE COMMON STOCK OF
                                  BIONOVO, INC.

         This prospectus relates to the sale of up to 52,031,972 shares of our common stock by the selling stockholders listed in this prospectus, or by their pledgees, donees, transferees or other successors in interest. The shares offered by this prospectus include:

         These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

         Pursuant to registration rights granted by us to the selling stockholders, we are obligated to register shares held of record and shares issuable upon exercise of warrants by the selling stockholders. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the above-referenced shares by the selling stockholders, except upon exercise of the warrants. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will borne by them. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         Our common stock is quoted on the OTC Bulletin Board under the symbol BNVI.OB. The high and low bid prices for shares of our common stock on June 27, 2005, were $2.10 and $2.10 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

                       -----------------------------------

                  AN INVESTMENT IN THESE SECURITIES INVOLVES A
                HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE
               SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 8.

                       -----------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

               THE DATE OF THIS PROSPECTUS IS _____________, 2005

         In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                      -------------------------------------

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

SUMMARY.....................................................................1

THE OFFERING................................................................3

ORGANIZATIONAL AND FINANCING BACKGROUND.....................................4

RISK FACTORS................................................................8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................14

WHERE YOU CAN FIND MORE INFORMATION........................................14

USE OF PROCEEDS............................................................15

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................18

BUSINESS...................................................................22

MANAGEMENT.................................................................32

STOCK OWNERSHIP............................................................38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................39

PRINCIPAL AND SELLING STOCKHOLDERS.........................................40

PLAN OF DISTRIBUTION.......................................................49

DESCRIPTION OF SECURITIES..................................................51

SHARES ELIGIBLE FOR FUTURE SALE............................................57

LEGAL MATTERS..............................................................57

EXPERTS....................................................................58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   FINANCIAL DISCLOSURE....................................................58

INDEX TO CONSOLIDATED FINANCIAL INFORMATION...............................F-1

                      -------------------------------------

         This prospectus contains service marks, trademarks and trade names of Bionovo, Inc.

         We obtained statistical data, market data and certain other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports in this prospectus.

                                     SUMMARY

         YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE SECTION TITLED "RISK FACTORS," REGARDING US AND THE COMMON STOCK BEING SOLD IN THIS OFFERING. UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "OUR," "US" AND SIMILAR PHRASES REFER TO BIONOVO, INC., TOGETHER WITH ITS WHOLLY-OWNED SUBSIDIARY, BIONOVO BIOPHARMACEUTICALS, INC.

OUR BUSINESS

         We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

         We have one drug, MF101, designed to alleviate the symptoms of menopause, entering Phase II clinical trials, and an anti-cancer agent for breast and ovarian cancer, BZL101, for which the results of the Phase I clinical trial are being completed and an investigational new drug (or IND) application is being prepared to conduct a Phase II clinical trial. We are in the process of preparing IND submissions to the U.S. Food and Drug Administration (or FDA) for Phase I trials of a second anti-cancer agent, AA102, and another drug, VG101, for the treatment of post-menopausal vaginal dryness.

         With MF101 entering Phase II and BZL101 completing Phase I human trials, we are a leading company seeking FDA approval for novel formulations derived from natural substances.

Corporate History and Recent Financing Transactions

         On April 6, 2005, we completed a reverse merger transaction with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes. Lighten Up discontinued these activities following the merger. Upon the closing of the merger, the directors and management of Bionovo Biopharmaceuticals, Inc., or Bionovo Biopharmaceuticals, became the directors and management of Lighten Up.

         On June 29, 2005, we changed our name to Bionovo, Inc. and changed our state of incorporation to Delaware pursuant to an agreement and plan of merger, dated as of June 28, 2005, between Lighten Up and Bionovo, Inc. This transaction had been approved by the holders of a majority of the outstanding common stock of Lighten Up by written consent in lieu of a special meeting of Lighten Up's shareholders. Bionovo Biopharmaceuticals continues as a wholly-owned, operating subsidiary of Bionovo, Inc.

         On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing to accredited investors of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, $450,000 aggregate principal amount of the convertible secured notes was converted into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. The remaining $50,000 principal amount of the notes were repaid from the proceeds of the April 6, 2005 private placement described below. Upon the closing of the reverse merger, the warrants issued in the bridge financing and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively. These shares of outstanding common stock and the common stock underlying the warrants are being registered by this prospectus.

         On April 6, 2005, immediately prior to the closing of our reverse merger transaction, Bionovo Biopharmaceuticals completed a private placement of
80.955 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo Biopharmaceuticals received gross proceeds of $8,095,500 at the closing of the private placement. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement, were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively. These shares of outstanding common stock and common stock underlying the warrants are being registered by this prospectus.

         On May 5, 2005, we completed a private placement of 21.35 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of common stock and warrants to purchase 25,000 shares of common stock for $0.75 per share and 25,000 shares of common stock for $1.00 per share exercisable for a period of five years. We received gross proceeds of $2,135,000 at the closing of the private placement. These shares of outstanding common stock and common stock underlying the warrants are being registered by this prospectus.

         Bionovo Biopharmaceuticals was formed and began operation in the state of California in February 2002 and subsequently reincorporated into the state of Delaware in March 2004. Until June 29, 2005, the name of Bionovo
Biopharmaceuticals was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals, Inc. in order to facilitate our corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc.

         Since our future business will be that of Bionovo Biopharmaceuticals only, and the former Bionovo Biopharmaceuticals stockholders control the merged companies, the information in this prospectus is that of Bionovo Biopharmaceuticals as if Bionovo Biopharmaceuticals had been the registrant for all the periods presented in this prospectus. The section entitled "Management's Discussion and Analysis or Plan of Operation" and the audited consolidated financial statements presented in this prospectus are those of Bionovo Biopharmaceuticals prior to the reverse merger, as these provide the most relevant information for us on a continuing basis.

CORPORATE INFORMATION

         Our principal executive offices are located at 2200 Powell Street, Suite 675, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

                                  THE OFFERING

Common stock offered by the selling stockholders:

   Presently outstanding number of shares.............      42,112,448 shares

   Maximum number of shares that may be issued
   upon exercise of outstanding warrants..............      9,919,524 shares

   Total shares offered...............................      52,031,972 shares

Common stock outstanding..............................      46,112,448 shares(1)

Use of proceeds.......................................   We will receive none of
                                                         the proceeds from the
                                                         sale of the shares by
                                                         the selling
                                                         stockholders, except
                                                         upon exercise of the
                                                         warrants.

OTC Bulletin Board symbol.............................   BNVI.OB

------------------

(1) As of June 28, 2005. Does not include shares of our common stock that are reserved for issuance pursuant to outstanding exercisable warrants and stock options, and shares available for future issuance under our Stock Incentive Plan.

         Unless specifically stated otherwise, all information in this prospectus reflects all splits of our common stock effected prior to the date of this prospectus.

                     ORGANIZATIONAL AND FINANCING BACKGROUND

MERGER WITH LIGHTEN UP ENTERPRISES INTERNATIONAL

         On April 6, 2005, we completed the merger of LTUP Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, with and into Bionovo Biopharmaceuticals, Inc., with Bionovo Biopharmaceuticals surviving as our wholly-owned subsidiary. The merger was consummated under Delaware law and pursuant to an agreement of merger and plan of reorganization, or Merger Agreement, dated April 6, 2005.

         In connection with the merger, a total of 21,040,000 shares of our common stock owned by Mary E. Ross, our sole director and executive officer immediately prior to the merger, and Gary Lewis, a former director and executive officer, were repurchased by us in consideration of our agreement to sell our historical business and then cancelled at the closing of the merger. Immediately following the closing, we sold to Ms. Ross our historical cookbook publishing, marketing and sales operations. Giving effect to the cancellation of these stockholders' shares, there were 4,000,000 shares of our common stock outstanding before giving effect to the stock issuances in the merger.

         Pursuant to the Merger Agreement, stockholders of Bionovo Biopharmaceuticals received one share of Lighten Up common stock for each share of Bionovo Biopharmaceuticals common stock in the merger. At closing of the merger, we issued 37,842,448 shares of our common stock to the former stockholders of Bionovo Biopharmaceuticals, which included the investors in Bionovo Biopharmaceuticals' private placement consummated immediately prior to the merger, representing approximately 90.4% of the issued and outstanding shares of our common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo Biopharmaceuticals. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties.

         In connection with the merger, all warrants issued by Bionovo Biopharmaceuticals to purchase shares of Bionovo Biopharmaceuticals common stock outstanding immediately prior to the merger were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Bionovo Biopharmaceuticals, including the number of shares issuable upon the exercise of the warrants. Immediately prior to the closing of the merger, all outstanding Bionovo Biopharmaceuticals warrants were exercisable for 6,445,394 shares of Bionovo Biopharmaceuticals common stock, which included the warrants issued in Bionovo Biopharmaceuticals' private offering. Further, all stock options issued by Bionovo Biopharmaceuticals under its Stock Incentive Plan and otherwise to purchase shares of Bionovo Biopharmaceuticals common stock outstanding immediately prior to the merger were amended to become stock options to purchase our common stock on the same terms and conditions as those stock options issued by Bionovo Biopharmaceuticals, including the number of shares issuable upon the exercise of such stock options. Immediately prior to the closing of the merger, all outstanding Bionovo stock options were exercisable for 1,740,466 shares of Bionovo common stock. Also as part of the merger, we assumed Bionovo Biopharmaceuticals' Stock Incentive Plan which is intended to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of our company. Under the plan, the assumption of which was authorized following the closing of the merger by stockholders holding a majority of our common stock, 1,859,534 unissued shares of common stock are reserved for issuance upon the exercise of stock options granted and available to be granted and restricted stock awards available to be granted.

         Immediately after the closing of the merger, we had outstanding 41,842,448 shares of common stock, warrants to purchase 8,425,024 shares of common stock, inclusive of the warrants issued to advisors immediately after the merger in connection with the merger, and stock options to purchase 1,740,466 shares of common stock.

         Under Nevada law, we did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were LTUP Acquisition Corp. and Bionovo Biopharmaceuticals, Inc., each of which was then a Delaware corporation. We were not a constituent corporation in the merger.

         Pursuant to the Merger Agreement, at the closing of the merger, our board of directors was increased from one to four directors. In accordance with our then by-laws for filling newly-created board vacancies, Mary E. Ross, our then existing sole director, appointed Isaac Cohen, a director of Bionovo Biopharmaceuticals, to serve as an additional director of our company effective at the closing of the merger. In connection with the appointment of Mr. Cohen to the board of directors on April 6, 2005, Ms. Ross additionally proposed David Naveh and Mary Tagliaferri to serve as directors of our company, to take effect upon compliance with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act. Ms. Ross also resigned as a director following the closing, with her resignation also to take effect only upon compliance with the foregoing provisions of Section 14(f) and Rule 14f-1. On May 22, 2005, the eleventh day following the mailing of an Information Statement in accordance with Section 14(f) and Rule 14f-1, Drs. Tagliaferri and Naveh became members of our board of directors and Ms. Ross' resignation from the board of directors became effective.

         On April 6, 2005, Mr. Cohen was named Chairman, President, Chief Executive Officer and Chief Scientific Officer and Dr. Tagliaferri was named Vice President, Chief Regulatory Officer, Secretary and Treasurer. At the same time, Ms. Ross resigned as an officer.

         For accounting purposes, the merger was accounted for as a reverse merger, since the stockholders of Bionovo Biopharmaceuticals owned a majority of the issued and outstanding shares of our common stock immediately following the merger. Due to the issuance of the 37,842,448 shares of our common stock and the change in the majority of our directors, a change in control of our company occurred on the date of the consummation of the merger. Except as described in this prospectus, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.

PRIVATE PLACEMENTS

         SEPTEMBER 2004 BRIDGE FINANCING

         On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing to accredited investors of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, $450,000 aggregate principal amount of the convertible secured notes was converted into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. The remaining $50,000 principal amount of the notes were repaid from the proceeds of the April 6, 2005 private placement described below. Upon the closing of the reverse merger, the warrants issued in the bridge financing and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

         In connection with the bridge financing, the placement agent received an aggregate cash payment of $50,000 and five year warrants to purchase 132,421 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.359583333, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. The placement agent also received cash compensation in connection with the April 6, 2005 conversion of the $450,000 aggregate principal amount of the convertible secured notes, as discussed below in "April 2004 Bionovo Biopharmaceuticals Private Placement."

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement made certain representations and warranties to Bionovo Biopharmaceuticals as to their status as an "accredited investor." The convertible secured notes and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each note and warrant sold in the bridge financing contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         Bionovo Biopharmaceuticals granted registration rights with respect to shares of common stock into which the convertible secured notes are converted and into which the warrants may be exercised in the event of a merger of

Bionovo Biopharmaceuticals with a company required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Filing of the registration statement is required to be made not later than 90 days following the merger. If the registration statement is not declared effective within 120 days after the merger, Bionovo Biopharmaceuticals would be required to pay an amount equal to one percent per 30-day period of the purchase price paid for the convertible secured notes. We have assumed Bionovo Biopharmaceuticals' obligations to register the shares of common stock underlying the bridge warrants.

         APRIL 2005 BIONOVO BIOPHARMACEUTICALS PRIVATE PLACEMENT

         Immediately prior to the closing of the reverse merger, Bionovo Biopharmaceuticals completed a private offering of Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo sold Biopharmaceuticals 80.955 Units and received gross proceeds of $8,095,500 at the closing of the private offering.

         The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 16,191,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement, were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

         In connection with the Bionovo Biopharmaceuticals private offering, placement agents received an aggregate cash payment of $854,550 and five year warrants to purchase 1,709,100 shares of Bionovo Biopharmaceuticals common stock at $.50 per share, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. Of such cash payment, $45,000 was paid in connection with the conversion of $450,000 aggregate principal amount secured promissory notes of Bionovo Biopharmaceuticals into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. In connection with the reverse merger, advisors received an aggregate cash payment of $100,000 and five year warrants to purchase 1,979,630 shares of our common stock at $0.01 per share.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         MAY 2005 PRIVATE PLACEMENT

         On May 5, 2005, we completed a private placement of Units to "accredited investors" upon terms similar to those provided in Bionovo Biopharmaceuticals' private placement discussed above. We privately offered Units at $100,000, where each Unit was comprised of 200,000 shares of our common stock, and five year warrants to purchase 25,000 shares of our common stock at an exercise price of $0.75 per share and 25,000 shares of our common stock at $1.00 per share. We sold 21.35 Units on May 5, 2005 for total gross proceeds of $2,135,000.

         The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of common stock and warrants to purchase 533,750 shares of common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of common stock at an exercise price of $1.00 per share.

         Placement agents in the private placement received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of Bionovo, Inc. common stock at an exercise price of $0.50 per share.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         REGISTRATION RIGHTS

         Under the terms of the April and May 2005 private placements, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placements. We will use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

         The placement agents in the above bridge financing and private placements also received registration rights with respect to the shares of common stock underlying the placement agent warrants. The registration rights permit the holders of the placement agent warrants to request that we register the shares of common stock into which the warrants have been or may be exercised, or the registrable securities, for resale on a registration statement filed with the SEC. The holders of the registrable securities may demand up to two demand registrations. The holders of registrable securities also have the right to cause us to add their registrable securities to any registration statement we file regarding the sale of our securities to the public for cash, including a registration statement for selling stockholders. The registration rights for these placement agent warrants terminate on September 30, 2009 or, in the case of a specific holder of registrable securities, if such holder may sell all of its registrable securities within any 90 day period under Rule 144 of the Securities Act of 1933.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING MATERIAL RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. IN THESE CIRCUMSTANCES, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

         WE HAVE A LIMITED OPERATING HISTORY AND ARE CONSIDERED A DEVELOPMENT STAGE COMPANY.

         We are considered a development stage company for accounting purposes because we have not generated any material revenues to date. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

         OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION INVOLVES A NUMBER OF UNCERTAINTIES, AND WE MAY NEVER GENERATE SUFFICIENT REVENUES FROM THE SALE OF POTENTIAL PRODUCTS TO BECOME PROFITABLE.

         We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop, clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, it cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receives revenues from sales of our potential products, collaborative arrangements and other sources. Some of these fluctuations may be significant.

         All of our products in development will require extensive additional development, including preclinical testing and human studies, as well as regulatory approvals, before it can market them. We cannot predict if or when any of the products we are developing or those being co-developed with us partners will be approved for marketing. There are many reasons that we or our collaborative partners may fail in our efforts to develop our potential products, including the possibility that:

     o preclinical testing or human studies may show that our potential products are ineffective or cause harmful side effects;

     o the products may fail to receive necessary regulatory approvals from the FDA or foreign authorities in a timely manner, or at all;

     o the products, if approved, may not be produced in commercial quantities or at reasonable costs;

     o the potential products, once approved, may not achieve commercial acceptance;

     o regulatory or governmental authorities may apply restrictions to our potential products, which could adversely affect their commercial success; or

     o the proprietary rights of other parties may prevent us or our partners from marketing our potential products.

         WE INTEND TO BUILD MARKETING AND SALES CAPABILITIES IN THE UNITED STATES AND EVENTUALLY INTERNATIONALLY WHICH IS AN EXPENSIVE AND TIME-CONSUMING PROCESS AND MAY INCREASE OUR LOSSES.

         Developing the sales force to market and sell our potential products is a difficult, expensive and time-consuming process. In addition to developing a sales force within our company, it will likely rely on third-party distributors to distribute our potential products. The distributors would be responsible for providing many marketing support services, including customer service, order entry, shipping and billing and customer reimbursement assistance. Our anticipated reliance on these third parties means our results may suffer if any of them are unsuccessful or fail to perform as expected. We may not be able to successfully build sales and marketing capabilities sufficiently to successfully commercialize our potential products in the territories where they receive marketing approval.

         OUR DRUG DEVELOPMENT PROGRAMS WILL REQUIRE SUBSTANTIAL ADDITIONAL FUTURE FUNDING WHICH COULD HURT OUR OPERATIONAL AND FINANCIAL CONDITION.

         Our drug development programs require substantial additional capital to successfully complete them, arising from costs to:

     o    conduct research, preclinical testing and human studies;

     o establish pilot scale and commercial scale manufacturing processes and facilities; and

     o establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

         Our future operating and capital needs will depend on many factors, including:

     o the pace of scientific progress in our research and development programs and the magnitude of these programs;

     o    the scope and results of preclinical testing and human studies;

     o    the time and costs involved in obtaining regulatory approvals;

     o the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

     o    competing technological and market developments;

     o    our ability to establish additional collaborations;

     o    changes in our existing collaborations;

     o    the cost of manufacturing scale-up; and

     o    the effectiveness of our commercialization activities.

         We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt of major milestones and other payments.

         If additional funds are required to support our operations and we are unable to obtain them on favorable terms, we may be required to cease or reduce further development or commercialization of our potential products, to sell some or all of our technology or assets or to merge with another entity.

         OUR POTENTIAL PRODUCTS FACE SIGNIFICANT REGULATORY HURDLES PRIOR TO MARKETING WHICH COULD DELAY OR PREVENT SALES. EVEN AFTER APPROVAL, GOVERNMENT REGULATION OF OUR BUSINESS IS EXTENSIVE.

         Before we obtain the approvals necessary to sell any of our potential products, we must show through preclinical studies and human testing that each potential product is safe and effective. We have a number of products moving toward or currently in clinical trials. Failure to show any potential product's safety and effectiveness would delay or prevent regulatory approval of the product and could adversely affect our business. The clinical trials process is complex and uncertain. The results of preclinical studies and initial clinical trials may not necessarily predict the results from later large-scale clinical trials. In addition, clinical trials may not demonstrate a potential product's safety and effectiveness to the satisfaction of the regulatory authorities. A number of companies have suffered significant setbacks in advanced clinical trials or in seeking regulatory approvals, despite promising results in earlier trials. The FDA may also require additional clinical trials after regulatory approvals are received, which could be expensive and time-consuming, and failure to successfully conduct those trials could jeopardize continued commercialization.

         The rate at which we complete our clinical trials depends on many factors, including our ability to obtain adequate supplies of the potential products to be tested and patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment may result in increased costs and longer development times. In addition, our collaborative partners may have rights to control product development and clinical programs for products developed under the collaborations. As a result, these collaborators may conduct these programs more slowly or in a different manner than we had expected. Even if clinical trials are completed, we or our collaborative partners still may not apply for FDA approval in a timely manner or the FDA still may not grant approval.

         In addition, the manufacturing and marketing of approved potential products is subject to extensive government regulation, including by the FDA, DEA and state and other territorial authorities. The FDA administers processes to assure that marketed products are safe, effective, consistently uniform, of high quality and marketed only for approved indications. Failure to comply with applicable regulatory requirements can result in sanctions up to the suspension of regulatory approval as well as civil and criminal sanctions.

         WE FACE SUBSTANTIAL COMPETITION WHICH MAY LIMIT OUR REVENUES.

         Some of the drugs that we are developing will compete with existing treatments. In addition, several companies are developing new drugs that target the same diseases that we are targeting. Many of our existing or potential competitors, particularly large drug companies, have greater financial, technical and human resources than the Company and may be better equipped to develop, manufacture and market products. Many of these companies also have extensive experience in preclinical testing and human clinical trials, obtaining FDA and other regulatory approvals and manufacturing and marketing pharmaceutical products. In addition, academic institutions, governmental agencies and other public and private research organizations are developing products that may compete with the products we are is developing. These institutions are becoming more aware of the commercial value of their findings and are seeking patent protection and licensing arrangements to collect payments for the use of their technologies. These institutions also may market competitive products on their own or through joint ventures and will compete with us in recruiting highly qualified scientific personnel.

         THIRD-PARTY REIMBURSEMENT AND HEALTH CARE REFORM POLICIES MAY REDUCE OUR FUTURE SALES.

         Sales of prescription drugs depend significantly on access to the formularies, or lists of approved prescription drugs, of third-party payers such as government and private insurance plans, as well as the availability of reimbursement to the consumer from these third party payers. These third party payers frequently require drug companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for medical products and services. Our potential products may not be considered cost-effective, may not be added to formularies and reimbursement to the consumer may not be available or sufficient to allow us to sell our potential products on a competitive basis.

         In addition, the efforts of governments and third-party payers to contain or reduce the cost of health care will continue to affect the business and financial condition of drug companies such as us. A number of legislative and regulatory proposals to change the health care system have been discussed in recent years, including price caps and controls for pharmaceuticals. These proposals could reduce and/or cap the prices for our potential products or reduce government reimbursement rates for such products. In addition, an increasing emphasis on managed care in the United States has and will continue to increase pressure on drug pricing. We cannot predict whether legislative or regulatory proposals will be adopted or what effect those proposals or managed care efforts may have on our business. The announcement and/or adoption of such proposals or efforts could adversely affect our business.

         WE EXPECT TO RELY HEAVILY ON COLLABORATIVE RELATIONSHIPS AND TERMINATION OF ANY OF THESE PROGRAMS COULD REDUCE THE FINANCIAL RESOURCES AVAILABLE TO US, INCLUDING RESEARCH FUNDING AND MILESTONE PAYMENTS.

         Our strategy for developing and commercializing many of our potential products, including products aimed at larger markets, includes entering into collaborations with corporate partners, licensors, licensees and others. These collaborations will provide us with funding and research and development resources for potential products. These agreements also will give our collaborative partners significant discretion when deciding whether or not to pursue any development program. Our collaborations may not be successful.

         In addition, our collaborators may develop drugs, either alone or with others, that compete with the types of drugs they currently are developing with us. This would result in less support and increased competition for our programs. If any of our collaborative partners breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully, our product development under these agreements will be delayed or terminated.

         We may have disputes in the future with our collaborators, including disputes concerning who owns the rights to any technology developed. These and other possible disagreements between us and our collaborators could delay our ability and the ability of our collaborators to achieve milestones or our receipt of other payments. In addition, any disagreements could delay, interrupt or terminate the collaborative research, development and commercialization of certain potential products, or could result in litigation or arbitration. The occurrence of any of these problems could be time-consuming and expensive and could adversely affect our business.

         FAILURE TO SECURE PATENTS AND OTHER PROPRIETARY RIGHTS OR CHALLENGES TO THOSE PATENTS AND RIGHTS MAY SIGNIFICANTLY HURT OUR BUSINESS.

         Our success will depend on our ability to obtain and maintain patents and proprietary rights for our potential products and to avoid infringing the proprietary rights of others, both in the United States and in foreign countries. Patents may not be issued from any of these applications currently on file, or, if issued, may not provide sufficient protection.

         Our patent position, like that of many pharmaceutical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may not develop or obtain rights to products or processes that are patentable. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us. Further, the manufacture, use or sale of our potential products may infringe the patent rights of others.

         Several drug companies and research and academic institutions have developed technologies, filed patent applications or received patents for technologies that may be related to our business. In addition, we may not be aware of all patents or patent applications that may impact our ability to make, use or sell any of our potential products. For example, US patent applications may be kept confidential while pending in the Patent and Trademark Office and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from the patent rights of others could limit our ability to obtain meaningful patent protection. If other companies obtain patents with conflicting claims, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms, or at all. Any failure to obtain such licenses could delay or prevent us from pursuing the development or commercialization of our potential products.

         We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others' rights. If any of our competitors have filed patent applications in the United States which claim technology we also have invented, the Patent and Trademark Office may require us to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

         We also rely on unpatented trade secrets and know-how to protect and maintain our competitive position. Confidentiality agreements signed by our employees, consultants, collaborators and others may be breached, and we may not have adequate remedies for any breach. In addition, our competitors may independently discover our trade secrets.

         OUR BUSINESS WILL EXPOSE US TO PRODUCT LIABILITY RISKS, AND THEY MAY NOT HAVE SUFFICIENT INSURANCE TO COVER ANY CLAIMS.

         Our business will expose us to potential product liability risks. A successful product liability claim or series of claims brought against us could result in payment of significant amounts of money and divert management's attention from running the business. We may not be able to obtain and maintain insurance on acceptable terms, or such insurance may not provide adequate protection in the case of a product liability claim. To the extent that product liability insurance, if available, does not cover potential claims, we will be required to self-insure the risks associated with such claims.

         IF WE LOSE THE SERVICES OF OUR CO-FOUNDERS WHO SERVE AS DIRECTORS AND OFFICERS OF OUR COMPANY, OUR OPERATIONS COULD BE DISRUPTED AND OUR BUSINESS COULD BE HARMED.

         Our business plan relies significantly on the continued services of our co-founders, Isaac Cohen and Mary Tagliaferri. If we were to lose the services of one or both of them, our ability to continue to execute our business plan could be materially impaired. In addition, while we have employment agreements with Mr. Cohen and Dr. Tagliaferri, the agreements would not prevent either of them from terminating their employment with us.

RISKS RELATED TO OUR COMMON STOCK

         THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH SUCH SHARES WERE PURCHASED, OR AT ALL.

         There has been no active public market for our common stock prior to the reverse merger transaction on April 6, 2005. We have not disclosed in this Report information regarding past trading of our common stock because we will be conducting a different type of business following the merger. An active public market for our common stock may not develop or be sustained.

         The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

     o the results of research or development testing of our or our competitors' products;

     o    technological innovations related to diseases we are is studying;

     o    new commercial products introduced by our competitors;

     o    government regulation of our industry;

     o    receipt of regulatory approvals by our competitors;

     o our failure to receive regulatory approvals for products under development;

     o    developments concerning proprietary rights; or

     o    litigation or public concern about the safety of our products.

         The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of drug development companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

         BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

         Additional risks may exist since we became public through a "reverse merger." Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

         OUR COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Initially, the market price of our common stock is likely to be less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASDAQ's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

         OUTSTANDING WARRANTS MAY ADVERSELY AFFECT THE TERMS UPON WHICH WE COULD OBTAIN ADDITIONAL CAPITAL.

         As of June 28, 2005, we had outstanding warrants to purchase up to 9,919,524 shares of our common stock. Holders of warrants are likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the warrants. Further, while the warrants are outstanding they may adversely affect the terms on which we could obtain additional capital.

         OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS.

         Our officers, directors and principal stockholders control approximately 44.1% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

         WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS FOR THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE.

         We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

         A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 42,112,448 issued and outstanding shares of our common stock, which represents approximately 91.3% of our currently outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website is not incorporated by reference, and should not be considered part of, this prospectus.

         You may also request a copy of our filings at no cost by writing or telephoning us at:

                                  Bionovo, Inc.
                          2200 Powell Street, Suite 675
                          Emeryville, California 94608
                           Attention: Mary Tagliaferri
                          Vice President and Secretary
                                 (510) 601-2000

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $5,911,288, which we expect to use for working capital. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

         Our shares of common stock are quoted and listed for trading on the OTC Bulletin Board under the symbol "BNVI.OB."

         The following table sets forth the high and low closing prices for our common stock for the quarterly periods indicated as reported by the OTC Bulletin
Board:

                                                                  YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------
                                                 2005                       2004                      2003
                                         --------------------        -------------------       -------------------
                                          HIGH          LOW           HIGH          LOW         HIGH         LOW
                                         ------        ------        ------       ------       ------       ------
First                                     $1.10         $0.11         $0.30        $0.30         $--         $--
Second                                                                 0.60         0.30          --          --
Second (April 1 to 5, 2005)               1.00          1.00
Second (April 6 to June 28, 2005)         2.25          0.75
Third                                                                  0.60         0.35          --          --
Fourth                                                                 0.35         0.11        $0.35        $0.30

         The market information for the quarter ending June 30, 2005 is divided at April 6, 2005, the closing date of our reverse merger transaction. Trading in our shares began in November 12, 2003, at which time it related only to Lighten Up.

         These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

         As of June 28, 2005, there were approximately 300 holders of record of our common stock.

         This prospectus covers 52,031,972 shares of our common stock offered for sale by the selling stockholders. The shares offered by this prospectus include 42,112,448 presently outstanding shares of our common stock and a maximum of 9,919,524 issuable upon exercise of present outstanding warrants to purchase common stock.

DIVIDEND POLICY

         We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

EQUITY COMPENSATION PLAN INFORMATION

         Our Stock Incentive Plan, as amended, was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our reverse merger transaction, Lighten Up adopted and assumed all of

Bionovo Biopharmaceuticals' obligations under its Stock Incentive Plan. On May 9, 2005, our stockholders approved by written consent, a decrease in the number of shares reserved for stock option grants to 3,496,788 shares. As of June 28, 2005, there are outstanding stock options to purchase 1,637,254 shares of our common stock under our Stock Incentive Plan.

         The following table provides information as of December 31, 2004 with respect to the shares of common stock that may be issued under our existing equity compensation plan.

                      EQUITY COMPENSATION PLAN INFORMATION

---------------------------- -------------------------- -------------------------- --------------------------
                                                                                     Number of securities
                                                                                    remaining available for
                                Number of shares of                                  future issuance under
                                common stock to be          Weighted-average          equity compensation
                              issued upon exercise of       exercise price of          plans (excluding
                               outstanding options,       outstanding options,      securities reflected in
                                warrants and rights        warrants and rights            column (a))

       Plan category                    (a)                        (b)                        (c)
---------------------------- -------------------------- -------------------------- --------------------------
 Equity compensation plans
   approved by security
          holders                    1,637,254                    $0.49                    1,859,534
---------------------------- -------------------------- -------------------------- --------------------------

 Equity compensation plans
 not approved by security
          holders                       --                         --                         --
---------------------------- -------------------------- -------------------------- --------------------------

           Total                     1,637,254                    $0.49                    1,859,534
---------------------------- -------------------------- -------------------------- --------------------------

SELECTED FINANCIAL DATA

         The selected financial data as of December 31, 2004 and for the years ended December 31, 2004 and 2003 presented below is derived from, and qualified by reference to, the audited financial statements of Bionovo Biopharmaceuticals which are included elsewhere in this prospectus. The selected financial data as of March 31, 2005 and for the three month periods ended March 31, 2005 and 2004 presented below is derived from, and qualified by reference to, the unaudited financial statements of Bionovo Biopharmaceuticals included elsewhere in this prospectus.

         You should be read the following selected financial data together with "Management's Discussion and Analysis or Plan of Operation" and the audited financial statements of Bionovo Biopharmaceuticals and the related notes thereto.

                                                     THREE MONTHS
                                                    ENDED MARCH 31,           FOR THE YEARS ENDED DECEMBER 31,
                                             ----------------------------     -------------------------------
                                                 2005             2004             2004              2003
                                             -----------      -----------     ------------        -----------
                                                     (UNAUDITED)

STATEMENTS OF OPERATIONS DATA:

Revenues .................................   $     3,750      $    11,732      $    45,240        $    2,500
Operating expenses .......................   $ 1,254,083      $    55,200      $   553,533        $   57,382
Loss from operations .....................   $(1,250,333)     $   (43,468)     $  (508,293)       $  (54,882)
Net loss .................................   $(1,257,803)     $   (43,356)     $  (537,948)       $  (55,682)
Basic and diluted net loss per share .....   $     (0.06)     $     (0.00)     $    (0.026)       $   (0.003)


                                               AS OF                AS OF
                                           MARCH 31, 2005      DECEMBER 31, 2004
                                          ----------------     -----------------
                                            (UNAUDITED)

BALANCE SHEET DATA:

Working capital ..........................  $(1,774,975)         $  (532,804)
Cash and cash equivalents ................  $       976          $   196,013
Total assets .............................  $    70,064          $   284,483
Total stockholders' deficit ..............  $(1,851,433)         $  (563,630)

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         YOU SHOULD READ THE FOLLOWING DESCRIPTION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED IN THIS PROSPECTUS BEGINNING ON PAGE F-1.

         We completed a reverse merger transaction on April 6, 2005 with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes, which Lighten Up discontinued following the merger and succeeded to the business of Bionovo Biopharmaceuticals, Inc. The directors and management of Bionovo Biopharmaceuticals thereupon became the directors and management of Lighten Up. On June 28, 2005, we changed our corporate name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed our state of incorporation from Nevada to Delaware pursuant to an Agreement and Plan of Merger, dated as of June 28, 2005, between Lighten Up and Bionovo Biopharmaceuticals. Bionovo Biopharmaceuticals currently remains a wholly-owned subsidiary of Bionovo, Inc.

         Bionovo Biopharmaceuticals, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. Until June 28, 2005, the name of Bionovo Biopharmaceuticals was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals in order to facilitate our corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc.

         Since our future business will be that of Bionovo Biopharmaceuticals only, the information in this prospectus is that of Bionovo Biopharmaceuticals as if Bionovo Biopharmaceuticals had been the registrant for all the periods presented in this prospectus. Management's Discussion and Analysis or Plan of Operation presented in this Section and the audited consolidated financial statements presented in this prospectus include those of Bionovo Biopharmaceuticals prior to the reverse merger, as these provide the most relevant information for us on a continuing basis.

         For accounting purposes, Bionovo Biopharmaceuticals was the acquirer in the reverse merger transaction, and consequently the transaction is treated as a recapitalization of the company. Bionovo Biopharmaceuticals' financial statements are the historical financial statements of the post-merger entity, Bionovo, Inc.

OVERVIEW

         We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development. Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. The first steps in attaining this goal are to receive FDA approval for our menopausal drug (MF101) and anti-cancer drug (BZL101), both of which have advanced to clinical trials and are under current development.

         During 2004, we completed a Phase I trial of MF101, a drug designed to alleviate the symptoms of menopause, including hot flashes, night sweats and bone mineral loss. Results from the Phase I study indicated that MF101 is safe, well tolerated and effective at reducing the number of hot flashes experienced in peri-menopausal and menopausal women. A multicenter, Phase II clinical trial under the directorship of Dr. Deborah Grady at the University of California, San Francisco is expected to comment in the Fall of 2005.

         During 2004, we also completed a Phase I clinical trial of BZL101, an anticancer agent for breast and ovarian cancers that also may be effective in the treatment of other solid tumors. We currently are evaluating the results of the trial, and early analysis shows that BZL101 has no serious toxicity. We are in the process of preparing an IND application for a Phase II trial of BZL101 and, assuming FDA approval, project to begin such trial when we secure sufficient funding for this next phase of clinical testing.

         Our current drug pipeline also include two drugs that have not yet entered human clinical trials, but for which IND applications are being prepared. One drug, AA102, is an anticancer agent and the other drug, VG101, is an intra-vaginal gel for the treatment of postmenopausal vaginal dryness. Assuming approval of the IND submissions for these drugs, Phase I clinical trials are expected to commence as soon as we secure sufficient funding for the trials.

         We have generated insignificant revenues to date, and therefore can draw no conclusions regarding the seasonality of our business.

         Our financial statements included elsewhere in this prospectus have been prepared assuming that we will continue as a going concern. We are currently a development-stage enterprise and, as such, our continued existence is dependent upon debt and equity financing from outside investors. We have yet to generate a positive internal cash flow and until meaningful sales of our product begin, we are totally dependent upon debt and equity funding. So far we have been able to raise the capital necessary to reach this stage of product development and have been able to obtain funding for operating requirements, but there can be no assurance that we will be able to continue to do so. Moreover, there is no assurance that if and when FDA premarket approval is obtained for one or more of our drug candidate, that the drugs will achieve market acceptance or that we will achieve a profitable level of operations. Our financial statements included elsewhere in this prospectus do not include any adjustments that might be necessary should we be unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         REVENUE. Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date, only revenue from technology licenses has been received.

         Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

         Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of our continuing research and development efforts.

         STOCK-BASED COMPENSATION. Stock-based compensation to outside consultants is recorded at fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. Pro-forma net loss and loss per share is reported in accordance with the requirements of SFAS 123 and 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method on the date of grant. This option valuation model requires input of highly subjective assumptions. Because employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of our employee stock options.

         COMMITMENTS AND CONTINGENCIES. Commitments and Contingencies are disclosed in the footnotes of the financial statements according to generally accepted accounting principles. If a contingency becomes probable, and is estimatable by management, a liability is recorded per FAS 5.

         The preparation of financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. As a development-stage enterprise, we have not had to make material estimates which have an effect on financial position.

OFF-BALANCE SHEET ARRANGEMENTS

         We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

RESULTS OF OPERATIONS

COMPARISON OF 3 MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004

         REVENUES. Revenue decreased $7,982 to $3,750 for the three months ended March 31, 2005, as compared to revenue of $11,732 for the three months ended March 31, 2004. Revenue for both periods is the result of the licensing and technology transfer agreement with a Taiwan biotech corporation. In the 2004 period additional services were provided to the Taiwan biotech corporation. We do not expect our revenues to have a material impact on our financial results during the remainder of 2005.

         RESEARCH AND DEVELOPMENT. Research and development expenses increased $106,821 to $128,053 for the three months ended March 31, 2005, as compared to expenses of $21,232 for the three months ended March 31, 2004. The increase is directly related to advancing the development of our drug candidates. All costs currently incurred in the research and development of drugs for cancer and women's health were expensed as incurred.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses, which include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs, increased by $1,095,151 to $1,125,715, for the three months ended March 31, 2005, as compared to $30,564 for three months ended March 31, 2004. The increase for the current year was primarily due to $975,000 related to the fair value of the warrants issued to Duncan Capital, LLC regarding the reverse merger and the increase in business activities related to supporting the development of our company.

         SALES AND MARKETING. Sales and marketing expenses include salaries, commissions and expenses of sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses decreased by $3,089 to $315, for the three months ended March 31, 2005, as compared to $3,404 for the three months ended March 31, 2004. The decrease relates to the decision not to attend a trade show that we participated in during March 2004. We expect to have limited sales and marketing expenses for the foreseeable future.

         OTHER INCOME (EXPENSE). Other income and expense includes interest income net of interest expense. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Interest expense increased by $7,500 to $7,500 for the three months ended March 31, 2005, as compared to $0 for the three months ended March 31, 2004. Interest expense is directly related to convertible notes payable issued on September 30, 2004. Interest income decreased by $82 to $30 for the three months ended March 31, 2005, as compared to $112 for the months ended March 31, 2004, primarily due to an increase in the average balance of invested cash and short-term investments.

         Pursuant to our development stage, none of our products have received FDA approval. We will have limited revenue for at least the next 18 months, except for the current licensing arrangement with a Taiwan biotech company, and any others that we enter into. We expect to increase research and development expenses as we conduct FDA type clinical trials for our drug product candidates. Associated with these clinical trials, general and administrative support expenses will increase. Sales and marketing expenses will be minimal until our drug products clinical trials are completed, and approval from the FDA has been received.

COMPARISON OF 12 MONTHS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003

         REVENUES. Revenue increased $42,740 to $45,240 for the year ended December 31, 2004, as compared revenue of $2,500 for the same period in 2003. This increase was due to the licensing and technology transfer agreement with a Taiwan biotech corporation.

         RESEARCH AND DEVELOPMENT. Research and development expenses increased $253,421 to $275,600 for the year ended December 31, 2004, as compared to expenses of $22,179 for the same period in 2003. The increase is directly related to advancing the development of our drug candidates. All costs currently incurred in 2004 and 2003, in the research and development of drugs for cancer and women's health were expensed as incurred.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses, which include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs, increased by $242,230 to $277,433, for the year ended December 31, 2004, as compared to $35,203 for same period in 2003. The increase for the current year was primarily due to the increase in business activities related to supporting the development of our company. The decrease in the general and administrative expenses as a percent of sales is a result of the 1,710% increase in revenue.

         SALES AND MARKETING. Sales and marketing expenses include salaries, commissions and expenses of sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses increased by $500 to $500 for the year ended December 31, 2004, as compared to $0 for the same period in 2003. The increase was primarily due to one marketing event that took place in 2004. We expect to have limited sales and marketing expenses for the foreseeable future.

         OTHER INCOME (EXPENSE). Other income and expense includes interest income net of interest expense. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Interest expense for the fiscal year ended December 31, 2004 was $29,350 compared to $0 for the same period in 2003. Interest expense is directly related to convertible notes payable issued on September 30, 2004. Interest income for the fiscal year ended December 31, 2004 was $495 compared to $0 for the same period in 2003, primarily due to an increase in the average balance of invested cash and short-term investments.

LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 2005 and December 31, 2004, our cash and cash equivalents were equal to $976 and $196,013, respectively. Our principal cash requirements are for research and development, operating expenses, including equipment, supplies, employee costs, capital expenditures and funding of the operations. Our primary sources of cash during the three months ended March 31, 2005 and the year ended December 31, 2004 were from the convertible notes payable and the licensing and technology transfer agreement with a Taiwan biotech corporation.

         In 2003, our cash flow from operating activities was primarily the result of a deferred tax liability, and our cash flow from investing activities was primarily the result of purchased of fixed asset purchases. We did not have cash flow from financing activities in 2003.

         In 2004, our cash flow from operating activities was primarily the result of increased accounts payable, pursuant to net 30 day terms received from vendors and service providers. Our cash flow from investing activities in 2004 was primarily the result of fixed asset purchases. Cash flow from financing activities was primarily the result of $500,000 convertible notes payable issued in the later part of 2004.

         Since inception, we have financed our operations principally through the sale of equity and debt securities, described chronologically below.

         On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing to accredited investors of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, $450,000 aggregate principal amount of the convertible secured notes was converted into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. The remaining $50,000 principal amount of the notes were repaid from the proceeds of the April 6, 2005 private placement described below. Upon the closing of our reverse merger transaction, the warrants issued in the bridge financing and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

         On April 6, 2005, immediately prior to the closing of our reverse merger transaction, Bionovo Biopharmaceuticals completed a private placement of
80.955 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo Biopharmaceuticals received gross proceeds of $8,095,500 at the closing of the private placement. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

         On May 5, 2005, we completed a private placement of 21.35 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of common stock and warrants to purchase 25,000 shares of common stock for $0.75 per share and 25,000 shares of common stock for $1.00 per share exercisable for a period of five years. We received gross proceeds of $2,135,000 at the closing of the private placement.

                                    BUSINESS

OVERVIEW

         We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

         Many of the top 35 worldwide selling prescription drugs are derived from natural products. Moreover, approximately 62% of all chemotherapeutic agents are derived from natural or botanical products. There were 15 new natural product-derived drugs launched from 2000 to 2003, as well as 15 natural product-derived compounds in Phase III clinical trials or registration at the end of 2003. Some of the new drugs were new drug types such as the antimalarial arteether, echinocandin- derived antifungal caspofungin and the anti-Alzheimer's drug galantamine.

         Although as many as 120 of the drugs used by physicians today are still produced from botanical fractions and are not synthesized, like atropine, codeine, quinine, morphine, steroids, taxanes and vinca derivatives, we are aware of only a handful of companies attempting to create new drugs from botanical sources. We believe opportunities to discover and develop important new drugs from botanical extracts remain largely untapped.

         We have one drug, MF101, designed to alleviate the symptoms of menopause, entering Phase II clinical trials, and an anti-cancer agent for breast and ovarian cancer, BZL101, for which the results of the Phase I clinical trial are being completed and an investigational new drug (or IND) application is being prepared to conduct a Phase II clinical trial. We are in the process of preparing IND submissions to the U.S. Food and Drug Administration (or FDA) for Phase I trials of a second anti-cancer agent, AA102, and another drug, VG101, for the treatment of post-menopausal vaginal dryness.

         We select plant extracts to screen against well-understood therapeutic targets. Biological assays developed by us or others are used to screen and validate a substantial pipeline of botanical extracts we believe have therapeutic applications.

         With MF101 entering Phase II and BZL101 completing Phase I human trials, we are a leading company seeking FDA approval for novel formulations derived from natural substances.

MARKET OVERVIEW

         MENOPAUSE. Menopause refers to the period after a woman ceases menstruating. It is estimated that approximately 75% of the 36 million menopausal women in the U.S. experience unpleasant, menopause-related side effects including hot flashes, depression and vaginal dryness (SOURCE:
Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). Moreover, menopause is associated with difficulties concentrating, mood swings, vaginal dryness, frequent urination, weight gain, vaginal and urethral infections, depression and migraine headaches, as well as life-threatening conditions such as heart disease, osteoporosis, cognitive decline and breast cancer.

         For decades, administration of estrogen and progesterone through hormone replacement therapy (or HRT) has been the primary treatment for the symptoms of menopause such as hot flashes. Recent studies, however, have found the risks associated with long-term use of HRT outweigh the benefits. MF101 is intended to be used in lieu of HRT and to control climacteric symptoms in patients.

         BREAST AND OVARIAN CANCER. According to the American Cancer Society
(ACS) 2005 CANCER FACTS AND FIGURES, breast cancer is the second leading cause of cancer death in women, with more than 200,000 newly diagnosed cases each year and over 2 million survivors in the U.S. Cancer is characterized by uncontrolled cell division resulting in the growth of a mass of cells commonly known as a tumor. Breast cancer, like other forms of cancer, if not eradicated, can spread or metastasize throughout the body. To date, there is no cure for women with advanced metastatic breast cancer.

         Ovarian cancer is a silent disease that has no specific symptoms until late in its course. It is the leading cause of death among gynecological malignancies, and claims more women's lives each year than all other gynecological tumors combined. Greater than 60% of cases are diagnosed in the advanced stages of the disease (Stages III and IV). Among patients with disease in Stages III and IV, the five-year overall survival rates are much lower, ranging from 1% to 30% in the world's major pharmaceutical markets (U.S., Western Europe and Japan). It is estimated that approximately $1.8 billion is spent in the U.S. each year on the treatment of ovarian cancer.

         Breast cancer patients are treated with chemotherapy, hormonal therapy or monoclonal antibody drugs. BZL101 is a CAPASE INDEPENDENT APOPTOTIC INDUCER designed to kill cancer cells and increase survival rates.

         The standard treatment for Stage III ovarian cancer includes surgery followed by chemotherapy. Approximately 95% of patients diagnosed with Stage III disease receive chemotherapy. Women diagnosed with Stage IV ovarian cancer are treated in the same manner as Stage III, but the estimated percentage of those treated with chemotherapy drops to 90% because chemotherapy is no longer considered effective for some patients. We believe BZL101 can potentially be used to lower tumor burden and improve survival.

BUSINESS STRATEGY

         Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. Our strategy consists of the following key elements:

         INTEGRATE SCIENTIFIC DISCOVERIES WITH NATURAL SUBSTANCES USED IN TRADITIONAL CHINESE MEDICINE

         For more than 4,000 years, Chinese people have used Traditional Chinese Medicine (or TCM), for the prevention and treatment of disease. Advances in science and technology and analytical methodology for natural products, can be harnessed for the discovery and development of new drugs from the botanicals used in TCM. We intend to continue to integrate cutting edge scientific discoveries and modern medicine with our expertise in natural substances used in TCM to discover and screen novel formulations derived from botanicals.

         FOCUS ON CANCER AND WOMEN'S HEALTH

         We have intentionally directed our focus on initial medical applications with urgent needs and very large potential markets. With this strategy, even a small market penetration should result in relatively substantial revenue streams. Under this strategy, we have initially directed our attention to the design of drugs to target cancer and women's health.

         Cancer is the leading cause of death in the U.S., yet there remain unmet needs, and current treatments remain ineffective and inadequate for some populations. In the current propitious health care regulatory environment, the FDA regulatory requirements for approval of cancer drugs has been modified because of the immediacy for treatment of this disease. There are approximately 27 million women suffering menopausal symptoms such as hot flashes and vaginal dryness (SOURCE: Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). To date, pharmaceutical interventions offered for women suffering menopausal symptoms are either partially unsatisfactory, or they have significant undesirable side-effects. Relying in part on what we believe to be our novel system for the assessment of selective estrogen receptors ((alpha) and (beta)) modulators, or SERMs, their downstream co-regulatory proteins and their transcriptional outcome as well as pro-apoptotic agents, we intend to continue to target this significant market opportunity for drugs targeting cancer and women's health.

         DEVELOP OUR EXISTING PRODUCT PORTFOLIO

         We currently have a portfolio of two drugs, one menopausal (MF101) and one anti-cancer (BZL101), which have advanced to clinical trials and are under current development. We also are preparing IND applications for Phase I trials for a second anti-cancer drug (AA102) and for a vaginal gel (VG101) to treat vaginal dryness. We intend to further develop these drugs both by expanding our internal resources and by collaborating with leading governmental and educational institutions as well as other companies.

         FOSTER ACADEMIC AND INDUSTRY COLLABORATIONS

         We have developed research and development relationships with faculty members at the University of California at San Francisco (UCSF), the University of California at Berkeley (UCB), the University of California at Davis (UCD), University of Texas, Southwestern (UTS) and the University of Colorado Health Sciences College (UCHSC). These collaborations provide access to leading intellectual and physical resources, and we believe should augment funding for academic development and accelerate technology transfer of promising innovations. We intend to continue our collaboration with UCSF, UCB, UCD, UTS and UCHSC. We also intend to leverage the intellectual resources of other major research centers by seeking additional academic collaborations.

         Our initial funding for research and development was through peer reviewed academic grants. We intend to continue to seek government grants to fund exploratory research.

         We will also seek strategic scientific collaborations with other biotechnology and pharmaceutical companies in order to expand and accelerate the process to product development. We believe this will augment our research and development capabilities as well as provide potential sales channels for our products. We plan to target specific biotech and pharmaceutical companies in need of Bionovo's proprietary technology or potential products in the endeavor to reach licensing and development agreements.

         DIVERSIFY APPLICATION OF DRUG CANDIDATES FOR EXTENDED INDICATIONS

         Many of our initial products under development are not specific for women's health, although the initial clinical trials will focus on this application. Anticancer therapeutics, for example, will apply to a wide range of oncological applications. Similarly, hormonally-active drugs could potentially be used to treat prostate cancer or osteoporosis. Accordingly, we intend to pursue alternative applications for our drug candidates when deemed appropriate, to increase our chances of commercial success.

PRODUCT AND DRUG PIPELINE

         We currently focus on developing drug products designed to treat cancer and women's health through multiple targets via well-defined physiological regulatory mechanisms. Over forty promising substances have already been identified and are ready to be taken through the FDA approval process.

         We currently have the following drug candidates in human trials in the
U.S.:

     o MF101, a selective estrogen receptor beta (ER(beta)) agonist, is designed to alleviate the symptoms of menopause, including hot flashes, night sweats, and bone mineral loss. Results from the Phase I study show MF101 is safe, well tolerated and effective at reducing the number of hot flashes experienced in peri-menopausal and menopausal women. In the Phase I trial, MF101 did not adversely alter serum reproductive hormones, suggesting that it will not increase the risk of either breast or uterine cancer. Unlike estrogen, MF101 does not activate genes, such as c-myc and cyclin D1, associated with the promotion of cancer. A multicenter, Phase II double-blind, placebo-controlled, randomized clinical trial under the directorship of Dr. Deborah Grady at the University of California, San Francisco is expected to commence in the Fall of 2005.

     o BZL101, an apoptosis inducing factor (AIF) translocator/activator, is an anticancer agent for breast and ovarian cancers that also may be effective in the treatment of other solid tumors. We have completed a Phase I clinical trial in women with advanced breast cancer and are currently evaluating the results. Early analysis shows that BZL101 has no serious toxicity. We are in the process of preparing an IND for a Phase II trial of BZL101 and, assuming FDA approval, project to begin such trial when we secure sufficient funding for this next phase of clinical testing.

         Our drug pipeline also includes the following drugs that have not yet entered human clinical trials, but for which IND applications are being prepared:

     o AA102, an apoptosis inducer, is an anticancer agent that attenuates mitochodrial membrane potential to cause a cytochrome c release and caspase activation to induce apoptosis. An IND application currently is being

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

          prepared. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for the trial.

     o VG101, a combination of selective ER(beta)agonist, vasodilator and an antimicrobial agent, is an intra-vaginal gel for the treatment of postmenopausal vaginal dryness. An IND application is being prepared for submission to the FDA. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for the trial.

SCIENTIFIC DISCOVERY PLATFORMS

         SCREENING PHILOSOPHY

         A useful strategy for the discovery of biologically active compounds from plants utilizes information about the traditional medicinal use of these botanical agents. An advantage to this strategy over random screening is that the extensive clinical tradition and literature may allow for some rationalization with respect to the biological potential for their reputed use. Since most organisms living today evolved under similar adaptation pressures, it is plausible that plants can interact with mammalian organic processes, along similar lines as nutrition from food, and therefore, can be utilized to regulate pathological conditions as they do normal physiological functioning.

         As an example, experimental antineoplastic (inhibiting or preventing the growth or development of malignant cells) agents derived from botanicals have been under study in China since the mid-fifties. Agents discovered through this effort include: campothecin (CPT) and hydroxycampothecin (OPT) from CAMPOTHECA ACUMINATA Decne, Harringtonine and homoheringtonine from several species of CEPHALOTAXUS, Indirubin from BAPHICACANTHES CUSIA Bremek and INDIGOFERA TINCTORIA L. and Kanglaite from COIX LACHRYMA- JOBI L.

         Our strategic advantage for drug development is our extensive clinical knowledge and experience with natural compounds coupled with definitive knowledge of the proper scientific tools for screening. Instead of creating massive screens, we select the most likely candidate compounds and test them for efficacy and toxicity with state of the art screening models such as estrogen receptor regulation or induction of apoptosis. To date, our positive hit rate has varied between 25% to 40%.

         Our clinical knowledge also accelerates the preclinical testing due to the longstanding anecdotal knowledge regarding the toxicities of these agents. The shorter time to clinic provides an opportunity to exercise major savings and prolong the exploitation of the patent.

         SCIENTIFIC DISCOVERY PLATFORM I: ANTICANCER DRUGS

         A substantial number of Chinese medicinal herbs have traditionally been used to prevent and treat cancer. These herbal preparations are purported to have many biological effects including direct anti-proliferative effects on cancer cells, anti-mutagenic activity, and stimulatory or suppressive effects on immune responses.

         Aqueous and ethanol extracts from seventy-one Chinese medicinal herbs historically used for cancer treatment were evaluated for antiproliferative activity on five breast cancer cell lines. Twenty-six percent (19/71) of the extracts demonstrated greater than 50% growth inhibition on 80% of the cancer cell lines tested while five more herbs showed the same activity on fewer cell lines. These results, as well as our data from dose-response curves, DNA fragmentation and flow cytometric analyses, indicate that many of the herbs have significant growth inhibitory effects on breast cancer cells IN VITRO. Furthermore, IN VIVO tests of some of the extracts in a mouse xenograph model show a significant inhibition of tumor formation with oral administration, with no toxicity or compromise to the mice activity including fluid and food intake.

         SCIENTIFIC DISCOVERY PLATFORM II: HORMONE REPLACEMENT THERAPY AND SELECTIVE ESTROGEN RECEPTOR MODULATORS

         Over 300 plants synthesize compounds that interact with estrogen receptors (ER), known as phytoestrogens. Elucidating how phytoestrogens regulate ER transcriptional and cell proliferation pathways could have a profound impact on women. For example, phytoestrogens may prevent some cancers that are common in postmenopausal women. In fact, the lowest rates of breast, endometrial and colon cancers are observed in countries that have a high consumption of phytoestrogens in their diet.

         Our goal is to identify herbs that may be effective at preventing or treating breast cancer as well as potential compounds for hormone replacement therapy (HRT). We have tested 71 herbs that are used in Traditional Chinese Medicine (TCM) for their ability to regulate transcriptional activity in the presence of ER(alpha) or ER(beta). Over forty five percent (46.4%) of the herbs show selective activity on the two ERs. In these studies, we identified the herbs that selectively regulate ER(alpha) or ER(beta) and recruit coregulatory proteins to ER(beta).

         These studies have the potential to identify natural selective estrogen receptor modifiers (SERMs), such as the drug tamoxifen, that may be used, with FDA approval, to prevent and treat breast cancer. In addition, we anticipate these studies will provide leads for HRT that do not increase the risk of breast cancer. Other indications for estrogenic compounds or SERMs are osteoporosis, cardiovascular disease prevention, arthritis and menopausal symptomatic management (such as hot flashes, insomnia, vaginal dryness and decreased libido).

         PHARMACOLOGY

         After assessing the functional activity of whole herb extracts in our established assay systems, we aim to isolate anticancer and estrogenic compounds from herbal extracts to identify their structure and to evaluate their pharmacodynamic and pharmacokinetic properties. The following studies will be conducted for all extracts in order to comply with FDA regulatory demands:

     o FRACTIONATION OF WHOLE HERB EXTRACTS. These studies will be done in order to discover the active components as well as for production markers.

     o EVALUATION OF THE PHARMACOKINETIC AND METABOLISM OF ISOLATED COMPOUNDS. Since the drugs are designed to have greater selectivity and less toxicity, these studies will allow us to further determine the potential effects.

     o BOTANICAL DRUG CONSISTENCY MEASURES. Bionovo has developed methods for simultaneous intra batch and inter batch consistency measures using state of the art technology.

     o BIOLOGICAL MEASURES. Specific biochemical assays will be employed to measure biological specificity and effect.

         We will also repeat all quantifiable biological measures, pertaining to the drug, available through our proposed drug platforms. This will ensure qualitative efficacy control of proposed drugs. By identifying compounds both biologically, as well as pharmacologically, we believe we will be able to overcome any FDA hurdles regarding drug consistency.

         CLINICAL TRIALS DESIGN

         Many companies with good science suffer from a lack of sufficient clinical knowledge, poor clinical trials design expertise or limited access to reputable clinical facilities to conduct their early trials. Since our approach to drug design relies heavily on clinical experience and expertise, in our respected fields, we emphasize sound clinical trial design as one of our strengths.

         All of our drug trials follow traditional methods for assessment as well as auxiliary clinical and objective measures in order to strengthen our primary and secondary claims.

         Our founders and certain of the members of our scientific advisory board together have extensive expertise in all three aspects detailed above. In addition, our founders Dr. Tagliaferri and Mr. Cohen are pioneers in the development and design of clinical trials for natural compounds and mixtures.

         RESEARCH AND DEVELOPMENT

         Our pre-clinical research is conducted at UCSF, UCB and UCHSC. We employ two individuals who are active in our research and development activities. We are engaged with four separate laboratories for collaboration in our drug development. We have incurred research and development expenses of approximately $275,600 in 2004 and $22,179 in 2003.

         SCIENTIFIC CONSULTANTS

         We have consulting agreements with a number of leading academic scientists and clinicians, who collectively serve as our Scientific Advisory Board. These individuals serve as key consultants with respect to our product development programs and strategies. They are distinguished scientists and clinicians with expertise in numerous scientific fields, including pharmacology, cancer, estrogen receptor biology and clinical drug testing.

         We use consultants to provide us with expert advice and consultation on our scientific programs and strategies. They also serve as important contacts for us throughout the broader scientific community.

         We retain each consultant according to the terms of a consulting agreement. Under such agreements, we pay them a consulting fee. In addition, some consultants hold options to purchase our common stock, subject to the vesting requirements contained in the consulting agreements. Our consultants are employed by institutions other than ours, and therefore may have commitments to, or consulting or advisory agreements with, other entities or academic institutions that may limit their availability to us.

INTELLECTUAL PROPERTY

         Patent protection is important to our business. The patent position of companies in the pharmaceutical field generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. Therefore, we cannot assure you that any patent applications relating to our products or processes will result in patents being issued, or that the resulting patents, if any, will provide protection against competitors who successfully challenge our patents, obtain patents that may have an adverse effect on our ability to conduct business, or are able to circumvent our patent position. It is possible that other parties have conducted or are conducting research and could make discoveries of compounds or processes that would precede any of our discoveries. Finally, there can be no assurance that others will not independently develop similar pharmaceutical products which will compete against ours, or cause our drug product candidates and compounds to become obsolete. We have filed two patent applications related to our drug candidates, but we cannot be certain that they will issue as patents.

         Our competitive position is also dependent upon unpatented trade secrets. We intend to implement a policy of requiring our employees, consultants and advisors to execute proprietary information and invention assignment agreements upon commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of their relationship with us must be kept confidential, except in specified circumstances. However, we cannot assure you that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure of confidential information. Further, invention assignment agreements executed by consultants and advisors may conflict with, or be subject to, the rights of third parties with whom such individuals have employment or consulting relationships. In addition, we cannot assure you that others will not independently develop equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed, or that we can effectively protect our rights to unpatented trade secrets.

         We may be required to obtain licenses to patents or proprietary rights of others. We cannot assure you that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to us or at all. If we do not obtain such licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or could find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Litigation may be necessary to defend against or assert claims of infringement to enforce patents issued to us or exclusively licensed to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. In addition, we may become involved in oppositions in foreign jurisdictions or interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions with respect to our patent applications or those of our licensors. Litigation, opposition, or interference proceedings could result in substantial costs to and diversion of effort by, and may have a material adverse impact on, us. In addition, we cannot assure you that our efforts will be successful. See "Risk Factors."

LICENSE AND RESEARCH AGREEMENTS

         In November 2003, Bionovo signed a development agreement with United Biotech Company (UBC) an affiliate company of Maywufa of Taipei, Taiwan for MF101 and BZL101 for the Taiwan region only. UBC is responsible for all material expenses related to the development of MF101 and BZL101 in Taiwan, while Bionovo is responsible to support the development process by providing all relevant information for obtaining regulatory approval to proceed with clinical testing in Taiwan.

GOVERNMENT REGULATION

         Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture, and expected marketing of our drug product candidates and in our ongoing research and development activities. The nature and extent to which such regulation will apply to us will vary depending on the nature of any products developed. We anticipate that all of our drug product candidates will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with the appropriate federal statutes and regulations requires substantial time and financial resources. Any failure by us or our collaborators to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing of any products developed by us, our ability to receive product revenues, and our liquidity and capital resources.

         The development, manufacture, marketing, and distribution of drug products are extensively regulated by the FDA in the U.S. and similar regulatory agencies in other countries. The steps ordinarily required before a new drug may be marketed in the U.S., which are similar to steps required in most other countries, include:

     o preclinical laboratory tests, preclinical studies in animals, formulation studies and the submission to the FDA of an investigational new drug application;

     o adequate and well-controlled clinical trials to establish the safety and efficacy of the drug;

     o    the submission of a new drug application to the FDA; and,

     o FDA review and approval of the new drug application (NDA) or biologics license application (BLA).

         Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal studies. The results of preclinical testing are submitted to the FDA as part of an investigational new drug (IND) application. A 30-day waiting period after the filing of each IND application is required prior to commencement of clinical testing in humans. At any time during the 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The IND application process may be extremely costly and substantially delay development of our drug product candidates. Moreover, positive results of preclinical tests will not necessarily indicate positive results in subsequent clinical trials. The FDA may require additional animal testing after an initial IND is approved and prior to Phase III trials. These additional studies are customary for drugs intended for use by healthy populations. Our menopausal drug, MF101, may be subjected to such studies, which may delay or damage our ability to complete trials and obtain a marketing license.

         Clinical trials to support new drug applications are typically conducted in three sequential phases, although the phases may overlap. During Phase I, clinical trials are conducted with a small number of subjects to assess

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

metabolism, pharmacokinetics, and pharmacological actions and safety, including side effects associated with increasing doses. Phase II usually involves studies in a limited patient population to:

     o    assess the efficacy of the drug in specific, targeted indications;

     o    assess dosage tolerance and optimal dosage; and

     o    identify possible adverse effects and safety risks.

         If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites.

         After successful completion of the required clinical trials, a new drug application (NDA) is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the NDA must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA reviews the NDA and responds to the applicant. FDA requests for additional information or clarification often significantly extend the review process. The FDA may refer the NDA to an appropriate advisory committee for review, evaluation, and recommendation as to whether the NDA should be approved, although the FDA is not bound by the recommendation of an advisory committee.

         If the FDA evaluations of the application and the manufacturing facilities are favorable, the FDA may issue an approval letter or an "approvable" letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the NDA and authorization of commercial marketing of the drug for certain indications. The FDA may also refuse to approve the NDA or issue a "not approvable" letter outlining the deficiencies in the submission and often requiring additional testing or information.

         The Food and Drug Administration's Modernization Act codified the FDA's policy of granting "fast track" approval of cancer therapies and other therapies intended to treat severe or life threatening diseases and having potential to address unmet medical needs. Previously, the FDA approved cancer therapies primarily based on patient survival rates or data on improved quality of life. The FDA considered evidence of partial tumor shrinkage, while often part of the data relied on for approval, insufficient by itself to warrant approval of a cancer therapy, except in limited situations. Under the FDA's revised policy, which became effective in 1998, the FDA has broadened authority to consider evidence of partial tumor shrinkage or other clinical outcomes for approval. This revised policy is intended to facilitate the study of cancer therapies and shorten the total time for marketing approvals. We intend to take advantage of this policy; however, it is too early to tell what effect, if any, these provisions may have on the approval of our drug product candidates.

         Sales outside the United States of products we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a product for sale in the United States, the product may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

         We are also subject to various Federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We cannot accurately predict the extent of government regulation that might result from future legislation or administrative action.

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

MANUFACTURING

         We currently have no manufacturing capabilities. To date, we have engaged an overseas manufacturer experienced in FDA Good Manufacturing Practices (or GMP) for drug production, for the supply of compounds solely for our pre-clinical research and development activities.

         In order to successfully commercialize our drug product candidates, we, or third parties with whom we contract, must be able to manufacture products in commercial quantities in compliance with the FDA's current GMP (or cGMP) at acceptable costs and in a timely manner. As we do not own a cGMP manufacturing facility, we expect to contract with third parties to provide us with cGMP production capacity when appropriate.

COMPETITION

         Competition in the pharmaceutical and biotechnology industries is intense. Our competitors include pharmaceuticals companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields represent substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. To compete successfully in this industry we must identify novel and unique drugs or methods of treatment and then complete the development of those drugs as treatments in advance of our competitors.

         The drugs that we are attempting to develop will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. Other companies have products or drug candidates in various stages of pre-clinical or clinical development to treat diseases for which we are also seeking to discover and develop drug candidates. Some of these potential competing drugs are further advanced in development than our drug candidates and may be commercialized earlier.

         In particular, there are numerous companies attempting to discover and develop drugs to treat cancer. Many of them are targeting pathways similar to those targeted by us. However, we believe few of the companies are attempting to develop drugs derived from natural products and fewer companies are trying to discover drugs from botanical extracts. Moreover, we are not aware of many companies attempting to discover and develop more selective estrogen receptor modulators.

         We believe we posses the competitive advantage of using unique techniques with extracts that are considered to be safe and tolerable in humans. We also believe that finding lead drugs that are orally tolerable and potentially safe from the start of the discovery process provides an advantage in the pharmaceutical industry.

EMPLOYEES

         We had six employees as of June 28, 2005, of which two are in research and development and four in administration. None of these employees is covered by a collective bargaining agreement and we believe our employee relations are good.

FACILITIES

         We maintain our principal executive and administrative offices in Emeryville, California, consisting of 1900 square feet of leased space. We have a month-to-month office lease which expires August 2005, subject to renewal rights.

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

LEGAL PROCEEDINGS

         In the ordinary course of business, we may become a party to legal or regulatory proceedings resulting from litigation, claims, or other disputes. There can be no assurance that one or more future actions, if they occur, would not have a material adverse effect on our business. Currently, we are not a party to any pending or threatened legal proceedings.





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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table shows the positions held by our board of directors and executive officers, and their ages as of June 28, 2005:

NAME                           AGE     POSITION
----                           ---     --------
Isaac Cohen                    42      Chairman, President, Chief Executive
                                       Officer and Chief Scientific
                                       Officer

Mary Tagliaferri               39      Vice President, Chief Regulatory Officer,
                                       Secretary, Treasurer and Director

David Naveh                    53      Director

Michael D. Vanderhoof          45      Director

James P. Stapleton             42      Chief Financial Officer

         ISAAC COHEN, L.AC., O.M.D., DIRECTOR, CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF SCIENTIFIC OFFICER. Mr. Cohen is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director since February 2002. He became our Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director on April 6, 2005. In addition to his services to and research for us, Isaac Cohen has been a Guest Scientist at the University of California, San Francisco (UCSF) Cancer Research Center and UCSF Center for Reproductive Endocrinology since 1995. His work with UCSF encompasses basic and clinical studies of products derived from natural products to treat cancer and menopause symptoms. Mr. Cohen has been in private practice at The American Acupuncture Center, located in Berkeley, California since 1989. Mr. Cohen has developed four drug products that have been awarded Investigational New Drug licenses (INDs) from the U.S. Food and Drug Administration (FDA) in the past seven years.

         MARY TAGLIAFERRI, M.D., L.AC., VICE PRESIDENT, CHIEF REGULATORY OFFICER, SECRETARY AND TREASURER AND DIRECTOR. Dr. Tagliaferri is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chief Regulatory Officer, Secretary and Treasurer and a Director since February 2002. She became Vice President, Chief Regulatory Officer, Secretary and Treasurer of our company on April 6, 2005, and a director effective on May 22, 2005. Dr. Tagliaferri manages and directs all clinical research projects that have been outsourced to academic medical centers in the United States and in Taiwan. In addition to her services to and work for us, Dr. Tagliaferri has conducted translational research with the University of California, San Francisco since 1996. She has been awarded four new Investigational New Drug licenses from the FDA over the past seven years. Dr. Tagliaferri received her B.S. from Cornell University and her medical degree from the University of California, San Francisco. She also holds a Master's degree in traditional Chinese medicine from the American College of Traditional Chinese Medicine.

         DAVID NAVEH, PH.D., M.B.A., DIRECTOR. Dr. Naveh has served as a director of Bionovo Biopharmaceuticals since August 2003. He became a director of our company effective on May 22, 2005. Dr. Naveh has worked for Bayer Corporation since 1992 and currently serves as Chief Technical Officer of Bayer Biological Products, Worldwide. Prior to Bayer Corporation, Dr. Naveh served in the capacity of Process Development and Plant Management at Schering Plough from 1984 to 1988 and Director of Operations at Centocor from 1988 to 1992. Dr. Naveh has participated in the development and commercialization of a number of FDA approved drugs including: Intron, Reopro, Remicaid, Myoscint, Centoxin, Kogenate, and Kogenate-FS. He currently holds seven patents including first authorship of key GM-CSF and IL-4 patents. He is a graduate of Technion in Haifa, Israel. He received a Ph.D. in Biochemical Engineering and an M.B.A. from the University of Minnesota, Minneapolis. From 1982-1984, he was an Assistant Professor (tenure track) at the University of Wisconsin, Madison where he taught plant design and biophysical chemistry. He has authored over 30 peer reviewed papers and is on the editorial board of "BIOSEPARATIONS." Dr. Naveh is a member and chairman of our audit, compensation and nominations and corporate governance committees.

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

         MICHAEL D. VANDERHOOF, DIRECTOR. Mr. Vanderhoof became a member of our board of directors on June 28, 2005. For the past seven years, Mr. Vanderhoof has been a private investor in early stage private and public companies. He is currently Chairman of Cambria Asset Management LLC, a financial advisory and management firm. For the past five years, he has also served on the Board of Directors of Auxilio, Inc. (OTC BB: AUXO.OB), a provider of outsourced services for print image management in healthcare facilities. Mr. Vanderhoof has over 20 years experience with respect to financing, mergers and acquisitions, and management of emerging growth companies. He began his career in 1984 as a NASD Registered Representative in Salt Lake City, Utah.

         JAMES P. STAPLETON, CHIEF FINANCIAL OFFICER. Mr. Stapleton became our Chief Financial Officer on June 28, 2005. From January 2003 to April 2005, Mr. Stapleton was employed at Auxilio, Inc. (OTC BB: AUXO.OB), where he was the CFO from January 2003 through December 2004. From 1996 through 2002, Mr. Stapleton was employed in a variety of positions for ProsoftTraining (NasdaqSC: POSO), including Corporate Secretary, Vice President Investor Relations, Chief Financial Officer, and other positions. Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996. From 1987 to 1995, Mr. Stapleton was the Chief Financial Officer for Advantage Life Products, Inc. Mr. Stapleton graduated from the University of California at Irvine (UCI) with a masters of business administration in 1995, and from the University of Washington with an undergraduate degree in economics in 1985.

         Each director holds office until our next annual meeting of stockholders or until his death, resignation or removal, if earlier.

         AUDIT COMMITTEE. The audit committee of our board of directors currently consists of only Dr. Naveh, who serves as chairman of the committee. Directors serving on our audit committee are those who, in the opinion of our board of directors, are free from any relationship which would interfere with the exercise of independent judgment and who possess an understanding of financial statements and generally accepted accounting principles. Thus, each member must be an "independent" director, as that term is defined by the regulations of the Securities Exchange Act of 1934. Our Audit Committee Charter specifies the scope of the audit committee's responsibilities and the means by which it carries out those responsibilities; the outside auditor's accountability to the board and the audit committee; and the audit committee's responsibility to ensure the independence of the outside auditors, including their recommendations to improve the system of accounting and internal controls.

         COMPENSATION COMMITTEE. The compensation committee of the board of directors currently consists of only Dr. Naveh, who serves as chairman of the committee. Pursuant to our Compensation Committee Charter, the compensation committee is responsible for reviewing and approving the salary and benefits policies, including compensation of our Chief Executive Officer and the other executive officers. Our compensation committee also administers the Stock Incentive Plan as adopted and assumed by us, and recommends and approves grants of stock options and restricted stock grants under that plan. Dr. Naveh is, in the opinion of our board of directors, an "independent" director, as that term is defined by the regulations of the Securities Exchange Act of 1934.

         NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE. The nominations and corporate governance committee currently consists of only Dr. Naveh, who serves as chairman of the committee. Pursuant to the Nominations and Corporate Governance Committee Charter, the nominations and corporate governance committee is responsible for board member qualification and nomination to the full board as well as matters relating to corporate governance.

         The audit committee currently does not have a member that is an "audit committee financial expert," as that term is defined by Regulation S-B of the Securities Exchange Act of 1934. We actively are searching for at least three additional qualified individuals to become members of our board of directors. Among the criteria we have set for the additional board members is that at least one must be an audit committee financial expert, and all must be "independent" directors, as defined in the Securities Exchange Act of 1934 as well as under the rules and regulations of the American Stock Exchange or the NASDAQ Stock Market, to the extent any of our securities are traded or quoted thereon. Our board of directors intends to appoint any new director that satisfies both of these requirements to the audit committee, and one or more new "independent" directors to each of the compensation and nominations and corporate governance committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

         Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2004, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with.

EXECUTIVE COMPENSATION

         The following table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered to us by our Chief Executive Officer and all other executive officers in such years who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

                           SUMMARY COMPENSATION TABLE

                                                         Annual                    Long-term
                                                     Compensation (1)            Compensation
                                                   ---------------------------------------------------
                                                                              Awards        Payouts
                                                                           ---------------------------
                                                                            Securities
                                                                            Underlying       LTIP          All Other
                                         Fiscal      Salary       Bonus      Options/     Payouts ($)     Compensation
Name and Principal Position               Year         ($)         ($)       SARs (#)                         ($)
--------------------------------------------------------------------------------------------------------------------------
Isaac Cohen, L.Ac., O.M.D.                2004       90,000 (2)     -           -              -           27,120 (3)
Chairman, President, Chief Executive      2003          -           -           -              -               -
Officer, Chief Scientific Officer and     2002          -           -           -              -               -
Director

Mary Tagliaferri, M.D., L.Ac.             2004       118,000 (2)    -           -              -           34,120 (4)
Vice President, Chief Regulatory          2003          -           -           -              -               -
Officer, Secretary, Treasurer and         2002          -           -           -              -               -
Director Nominee

------------------------

(1) Amounts paid to Mr. Cohen and Dr. Tagliaferri were paid by Bionovo Biopharmaceuticals.

(2) The annual base salary for each of Mr. Cohen and Dr. Tagliaferri is $180,000.

(3) Amount comprised of $22,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

(4) Amount comprised of $29,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

COMPENSATION OF DIRECTORS

         Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Commencing June 28, 2005, each non-employee director will receive options to purchase 25,000 shares of common stock upon joining the board of directors and options to purchase 2,000 shares of common stock for each regular and special meeting of the board of directors or committee thereof attended. The stock options will have a term of five years, vest annually over a four year period and will have exercise prices equal to the fair market value of the common stock on the date the option is granted. We will also reimburse each non-employee director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to the Chief Financial Officer and approval by the Chairman of the Board or the Chief Executive Officer.

         Dr. Naveh previously received a stock option to purchase 816,000 shares of common stock of Bionovo Biopharmaceuticals which was assumed by us in our reverse merger transaction. The stock option now represents the option to purchase the same number of shares of our common stock. Prior to June 28, 2005, Dr. Naveh was paid $2,000 per month for his services on the board of directors which arrangement has been supplanted by the stock option awards discussed in the preceding paragraph.

         Our compensation committee will review our director compensation plan annually, and adjust it according to then current market conditions and good business practices.

OPTIONS/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

         No stock options, restricted stock or SAR grants were granted or were outstanding at any time to the executive officers named in the Summary Compensation Table above.

EMPLOYMENT AGREEMENTS

         Isaac Cohen and Mary Tagliaferri entered into employment agreements with Bionovo Biopharmaceuticals in June 2004, which agreements were assumed by us in connection with the reverse merger transaction with Bionovo Biopharmaceuticals on April 6, 2005. Except with respect to their positions and duties, the agreements provide for substantially similar terms. Each employment agreement has an initial term of three years commencing on June 23, 2004, and will automatically renew for additional one year period unless either party under such agreement notifies the other that the term will not be extended. Under their agreements, each officer is entitled to an annual salary of $180,000, subject to annual review and potential increase by our board of directors. In addition, they are each eligible to receive annual bonuses in cash or stock options as awarded by our board of directors in its discretion. Each of Mr. Cohen and Dr. Tagliaferri also is entitled under their respective agreement to an automobile allowance of $520 per month and we have agreed to indemnify each of them in their capacity as an officer or director. If either officer's employment is terminated by us without cause, or by the officer for good reason, then the officer will be entitled to continue to receive his or her base salary, bonuses and other benefits for a period of six months. Both Mr. Cohen and Dr. Tagliaferri are obligated to seek comparable employment if his or her employment is so terminated, and we will have the right to offset any amounts paid to such officer from any such other employment against amounts we owe to him or her during the six month period following their employment termination.

         James Stapleton became our chief financial officer on June 28, 2005. We currently are negotiating the terms of an employment agreement with Mr. Stapleton.

STOCK INCENTIVE PLAN

         BACKGROUND AND PURPOSE. On April 6, 2005, in connection with the completion of the reverse merger, the board of directors of our company assumed and adopted the Stock Incentive Plan, as amended, of Bionovo Biopharmaceuticals which we refer to as the Plan, and recommended that it be submitted to our stockholders for their approval.

         The purpose of the Plan is to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and certain other eligible persons with stock based awards and incentives for high levels of individual performance and improved financial performance of our company. The Plan provides for the ability for us to issue stock options and restricted stock awards. Stock options may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (which we refer to as the Code), or non-qualified stock options.

         As of April 6, 2005, stock options to purchase a total of approximately 1,637,254 shares of our common stock had been granted under the Plan by Bionovo Biopharmaceuticals prior to its acquisition by us in the reverse merger transaction. These options, which expire ten years from the date of grant, were granted at exercise prices ranging from $0.29167 to $0.83333 per share. In accordance with the terms of the reverse merger transaction, these options were converted into options to purchase shares of our common stock at the same exercise price. These options will continue to be governed by the Plan.

         SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS. Under the Plan, the total number of shares of our common stock that may be subject to the granting of awards under the Plan shall be equal to 3,496,788 shares, plus the number of shares that are subject to or underlie awards that expire or for any reason are not paid or delivered under the Plan.

         A committee of our board of directors, which we refer to as the Committee, is to administer the Plan. See "Administration." The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affects our company common stock to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances.

         ELIGIBILITY. The persons eligible to receive awards under the Plan are our officers (whether or not directors) and employees, and any director of, or any individual consultant or advisory who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of our company in a capital raising transaction or as a market maker or promoter of our company's securities) to, our company and who is selected to participate in the Plan by the Committee described below.

         ADMINISTRATION. Our board of directors shall select the Committee that will administer the Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, our board of directors may exercise any power or authority granted to the Committee. Subject to the terms of the Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.

         STOCK OPTIONS. The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the Plan, the term "fair market value" means, as of any given date, the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. If our company common stock is not listed to trade on a national securities exchange and is not reported on the NASDAQ National Market Reporting System, "fair market value" means the mean between the bid and asked price for our company's common stock on such date, as furnished by the National Association of Securities Dealers, Inc. In the absence of the foregoing, "fair market value: of our common stock is as established by the Committee. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee except that no option may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, check, shares that have been held for at least six months (provided the Committee in its sole discretion may limit the use of shares as payment), if authorized by the Committee or specified in an applicable award agreement, by a promissory note subject to the terms of the Plan, and by notice and third party payment in such manner as may be authorized by the Committee.

         RESTRICTED STOCK. The Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our company common stock, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors), which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Committee.

         ACCELERATION OF VESTING; CHANGE IN CONTROL. The Committee may, in its discretion, accelerate the vesting and exercisability, or the expiration of exercisability period of any award in the event of termination of employment or service with our company for any reason other than cause, and unless otherwise provided in the award agreement, vesting shall occur immediately in the case of a "change in control" of our company, as defined in the Plan.

         AMENDMENT AND TERMINATION. Our board of directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by sections 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by our board of directors. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. However, the board of directors and the Committee may not, without the written consent of the Plan participant affected thereby, terminate or suspend the Plan in any manner materially adverse to the Plan participant's rights or benefits under an outstanding award, or amend the Plan participant's award in any manner materially adverse to the Plan participant. Unless earlier terminated by our board of directors, the Plan will terminate at the close of business on the day before the 10th anniversary of its effective date.

                                 STOCK OWNERSHIP

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on June 28, 2005 by:

     o each person who is known by us to beneficially own 5% or more of our common stock;

     o    each of our directors and executive officers; and

     o    all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

         Except as otherwise set forth below, the address of each of the persons listed is c/o Bionovo, Inc., 2200 Powell Street, Suite 675, Emeryville, California 94608.

             NAME AND ADDRESS OF                  NUMBER OF SHARES           PERCENTAGE OF SHARES BENEFICIALLY
               BENEFICIAL OWNER                 BENEFICIALLY OWNED (1)                  OWNED (2)
---------------------------------------        ------------------------     -----------------------------------
Isaac Cohen                                           9,891,094                           21.4%

Mary Tagliaferri                                      9,891,094                           21.4%

David Naveh                                             612,000(3)                         1.3%

Michael D. Vanderhoof                                   925,000(4)                         2.0%

James P. Stapleton                                       62,500(5)                          *

Directors and executive officers as a group         21, 381,688(6)                        45.3%
(5 persons)

------------------------
* Less than 1% of outstanding shares.

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after June 28, 2005, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)  Based upon 46,112,448 shares of common stock outstanding on June 28, 2005.

(3) Represents 612,000 shares of common stock that may be acquired within 60 days of June 28, 2005 pursuant to stock options held by Dr. Naveh.

(4) Includes 425,000 shares of common stock that may be acquired within 60 days of June 28, 2005 pursuant to warrants.

(5) Include 12,500 shares of common stock that may be acquired within 60 days of June 28, 2005 pursuant to warrants.

(6) Includes: (a) 612,000 shares of common stock that may be acquired by Dr. Naveh within 60 days of June 28, 2005 pursuant to stock options, (b) 425,000 shares of common stock that may be acquired by Mr.

     Vanderhoof within 60 days of June 28, 2005 pursuant to warrants and (c) 12,500 shares of common stock that may be acquired by Mr. Stapleton within 60 days of June 28, 2005 pursuant to warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective upon the reverse merger on April 6, 2005, we purchased and subsequently cancelled 19,975,000 and 1,065,000 shares of our common stock from Mary E. Ross and Gary Lewis, each a former director and officer, in exchange for our agreement to sell to Ms. Ross our historical business prior to the reverse merger. Ms. Ross' acquisition of our prior business occurred on April 6, 2005.

         As of April 6, 2005, Mary Ross forgave amounts owed to her by us. The amounts were comprised of a promissory note dated December 31, 2004 in the face amount of $130,382, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006, and for additional sums representing expenses paid by her on our behalf in the sum of $7,800.

         As of April 6, 2005, Gary Lewis forgave amounts owed to him by us. The amounts were comprised of a series of promissory notes which were aggregated into a single note dated December 31, 2004 in the face amount of $41,152, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006.

         Michael D. Vanderhoof, one of our directors, is the Chairman of Cambria Asset Management, LLC, a financial consulting firm. In connection with our recent reverse merger transaction and April and May 2005 private placements, Cambria Asset Management indirectly provided certain financial advisory and consulting services to us. As result, Cambria Asset Management was assigned five year warrants to purchase 1,082,000 shares of our common stock at an exercise price of $0.50 per share. We have been advised that Cambria Asset Management has agreed in principal with its officers and owners to assign the foregoing warrants to such persons, with Mr. Vanderhoof to receive warrants to purchase 300,000 shares of common stock in such assignment.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth:

     o    the name of the selling stockholders,

     o the number of shares of common stock beneficially owned by the selling stockholders as of June 28, 2005,

     o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

     o the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

         Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Except as noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.

         Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after June 28, 2005. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

                                                                                                  BENEFICIAL OWNERSHIP
                                                                  BENEFICIAL      SHARES         AFTER THIS OFFERING (3)
NAME                                                              OWNERSHIP     REGISTERED      --------------------------
                                                                PRIOR TO THIS      IN THIS        NUMBER OF
NAME                                                             OFFERING (1)    OFFERING (2)       SHARES     PERCENT (4)
--------------------------------------------------------------------------------------------------------------------------
Jason P. Alpin                                                     125,000         125,000             -            *
Alpine Securities Corporation (5)                                  212,500         212,500             -            *
Peter K. Aman                                                      750,000         750,000             -            *
Asia Orient Enterprises Limited (6)                                187,500         187,500             -            *
Asset Managers International Ltd. (7)                              250,000         250,000             -            *
Atlas Capital SA (8)                                               500,000         500,000             -            *
Atwood-Rasely Family Trust DTD March 29, 2005 (9)                   25,000          25,000             -            *
Banyan Investment Co. (10)                                         375,000         375,000             -            *
Eslie Olsen Barlow                                                  25,000          25,000             -            *
Lance R. Bateman                                                    62,500          62,500             -            *
BBK Enterprises LLC (11)                                            62,500          62,500             -            *
William H. Bennett IRA                                              62,500          62,500             -            *
Kirk A. Benson                                                     125,000         125,000             -            *
Barry Bickmore                                                     220,000         220,000             -            *
Brandon S. Bickmore                                                750,000         750,000             -            *
Teresa Bickmore IRA                                                 62,500          62,500             -            *
Blackhawk Properties (12)                                          175,000         175,000             -            *
Bridges & PIPEs, LLC (13)                                          973,312         973,312             -            *
Andrea Brown & Frances von Lukanovic                               250,000         250,000             -            *
Mark Brunelle Roth IRA                                              62,500          62,500             -            *
Jeff L. Buffington                                                  31,250          31,250             -            *
Bushido Capital Master Fund, LP (14)                               500,000         500,000             -            *
Lynn M. Bushman                                                     87,500          87,500             -            *
Jeffrey Butler                                                      50,000          50,000             -            *
Timothy J. Callahan and Michelle D. Callahan                        62,500          62,500             -            *

                                                                                                  BENEFICIAL OWNERSHIP
                                                                  BENEFICIAL      SHARES         AFTER THIS OFFERING (3)
NAME                                                              OWNERSHIP     REGISTERED      --------------------------
                                                                PRIOR TO THIS      IN THIS        NUMBER OF
NAME                                                             OFFERING (1)    OFFERING (2)       SHARES     PERCENT (4)
--------------------------------------------------------------------------------------------------------------------------
Cambria Asset Management, LLC (15)                               1,082,000       1,082,000             -            *
Jason Carter                                                        87,500          87,500             -            *
Kathy Carter                                                       125,000         125,000             -            *
Enrico D. Cecala                                                   500,000         500,000             -            *
Michael H. Chase                                                   250,000         250,000             -            *
Isaac Cohen                                                      9,891,094       9,891,094             -            *
Robert H. Cohen                                                    250,000         250,000             -            *
Allen Conkling                                                     125,000         125,000             -            *
William Conkling                                                    62,500          62,500             -            *
Byron Conrad and Heidi Conrad                                       62,500          62,500             -            *
Gregory D. Cornelius                                                25,000          25,000             -            *
Cornell Capital Partners, LP (16)                                  625,000         625,000             -            *
Mark D. Criddle and JoLynn V. Criddle                              462,500         462,500             -            *
Joseph X. Crivelli                                                 125,000         125,000             -            *
Christianne D'Ambrosio Individual 401k                              37,500          37,500             -            *
Kara C. D'Ambrosio Trust (17)                                       37,500          37,500             -            *
Lou & Christy D'Ambrosio Trust (18)                                250,000         250,000             -            *
Louis J. D'Ambrosio IRA                                            125,000         125,000             -            *
Sue R. D'Ambrosio Trust (19)                                        25,000          25,000             -            *
DAM Constructions Superannuation Fund P/L (20)                      37,500          37,500             -            *
DCOFI Master LDC (21)                                            2,028,648       2,028,648             -            *
Don J. De Cristo                                                   250,000         250,000             -            *
David Mark Dee                                                      87,500          87,500             -            *
Daniel S. Devenport                                                 62,500          62,500             -            *
James P. Doolin                                                     62,500          62,500             -            *
Avry Dotan and Niva Dotan                                           50,000          50,000             -            *
DSAM Fund, LP (22)                                                 500,000         500,000             -            *
Zeke Dumke IV                                                       62,500          62,500             -            *
Duncan Capital, LLC (23)                                         2,693,091       2,693,091             -            *
Charles R. Elliott                                                  31,250          31,250             -            *
Jeff Esfeld Roth IRA                                                62,500          62,500             -            *
Eurowest Investments Limited (24)                                  125,000         125,000             -            *
Steven B. Evans                                                     62,500          62,500             -            *
Max Farbman IRA                                                     62,500          62,500             -            *
David Filer                                                        102,600         102,600             -            *
John Fobain                                                         62,500          62,500             -            *
Pamela Forrester                                                   125,000         125,000             -            *
David Fuchs                                                         27,806          27,806             -            *
Gamma Opportunity Capital Partners, LP (25)                        500,000         500,000             -            *
Dale Garnett                                                        90,460          90,460             -            *
Rami O. Gellar and Jil J. Gellar                                    25,000          25,000             -            *
Ray Gerrity Roth IRA                                                62,500          62,500             -            *
John M. Guynn                                                       62,500          62,500             -            *
David D. Hall and Alisa L. Hall                                     62,500          62,500             -            *
Edward Hall, Sr.                                                   200,000         200,000             -            *
Laura R. Hall                                                       50,000          50,000             -            *
Dale & Sharen Hamilton Trust (26)                                   62,500          62,500             -            *
Gary J. Hannay                                                      62,500          62,500             -            *
Mark J. Hansen                                                      50,000          50,000             -            *
Robert D. Harrison                                                  37,500          37,500             -            *
Robert D. Harrison and Patricia L. Harrison                         87,500          87,500             -            *

                                                                                                  BENEFICIAL OWNERSHIP
                                                                  BENEFICIAL      SHARES         AFTER THIS OFFERING (3)
NAME                                                              OWNERSHIP     REGISTERED      --------------------------
                                                                PRIOR TO THIS      IN THIS        NUMBER OF
NAME                                                             OFFERING (1)    OFFERING (2)       SHARES     PERCENT (4)
--------------------------------------------------------------------------------------------------------------------------
Charles Hawkins and Brandi Paris                                   125,000         125,000             -            *
Jonathan S. Heaton                                                  62,500          62,500             -            *
Heather Heim                                                       107,534         107,534             -            *
Randy I. Henderson                                                 500,000         500,000             -            *
Frank C. Heyman and Sandra J. Heyman                                62,500          62,500             -            *
Rod Hoffman                                                         62,500          62,500             -            *
Timothy J. Horrigan                                                 92,500          92,500             -            *
Fritz Howser                                                        62,500          62,500             -            *
Kurtis D. Hughes                                                    25,000          25,000             -            *
Kent S. Ingram                                                     125,000         125,000             -            *
R. Todd Inman and Vicki L. Inman                                   100,000         100,000             -            *
JB Investing LLC (27)                                               62,500          62,500             -            *
W. Reed Jensen                                                     250,000         250,000             -            *
Val Johnson IRA                                                     62,500          62,500             -            *
Mark S. Kaila                                                      125,000         125,000             -            *
Richard Kasteler                                                    62,500          62,500             -            *
James M. King                                                       62,500          62,500             -            *
James M. King IRA                                                  125,000         125,000             -            *
Richard M. King                                                     75,000          75,000             -            *
Mike S. Kirkpatrick                                                 62,500          62,500             -            *
V. James Koehler Jr.                                               125,000         125,000             -            *
Jeffrey G. Korn                                                     62,500          62,500             -            *
Steve Lang                                                          25,000          25,000             -            *
Lasarzig Family Trust (28)                                         162,500         162,500             -            *
Lemke Family Trust (29)                                             31,250          31,250             -            *
Brian D. Lemke                                                      31,250          31,250             -            *
Dennis D. Leonard and Karen L. Leonard                              62,500          62,500             -            *
Richard A. Levy                                                     62,500          62,500             -            *
Gary Lewis                                                          25,000          25,000             -            *
Liberty Capital LLC (30)                                           125,000         125,000             -            *
Arthur Manni                                                        31,250          31,250             -            *
Marelko Investments LLC (31)                                        62,500          62,500             -            *
W. Brent Maxfield                                                   90,000          90,000             -            *
Kirk McFarland                                                     375,000         375,000             -            *
MGF Surgery Benefit Pension (32)                                   125,000         125,000             -            *
Joe Montesi, Jr.                                                    62,500          62,500             -            *
Mooson Inc. (33)                                                    62,500          62,500             -            *
James C. Mourlas                                                   125,000         125,000             -            *
Michael Murray IRA                                                 125,000         125,000             -            *
Kevin Neustadt                                                      25,000          25,000             -            *
Kevin Neustadt IRA                                                  50,000          50,000             -            *
Gregory R. Norton                                                   62,500          62,500             -            *
Laura Ann Olsen                                                     25,000          25,000             -            *
Jeanette Osguthorpe                                                 37,500          37,500             -            *
Padova Trust DTD June 27, 1991 (34)                                125,000         125,000             -            *
Patro, Inc. Retirement Plan (35)                                    62,500          62,500             -            *
John L. Payne                                                       87,500          87,500             -            *
Peak & Beach Ltd. (36)                                             125,000         125,000             -            *
Rafael Penunuri                                                     75,000          75,000             -            *
Brian Peterson                                                      25,000          25,000             -            *
Jeffrey S. Peterson                                                 75,000          75,000             -            *

                                                                                                  BENEFICIAL OWNERSHIP
                                                                  BENEFICIAL      SHARES         AFTER THIS OFFERING (3)
NAME                                                              OWNERSHIP     REGISTERED      --------------------------
                                                                PRIOR TO THIS      IN THIS        NUMBER OF
NAME                                                             OFFERING (1)    OFFERING (2)       SHARES     PERCENT (4)
--------------------------------------------------------------------------------------------------------------------------
Jonathan C. Peterson                                                50,000          50,000             -            *
Jonathan Peterson Roth IRA                                          37,500          37,500             -            *
Melvin D. Peterson and Darlene B. Peterson                         125,000         125,000             -            *
Ray Peterson                                                        62,500          62,500             -            *
V Mark Peterson Roth IRA                                           250,000         250,000             -            *
V. Mark Peterson                                                   250,000         250,000             -            *
Jay F. Price                                                        62,500          62,500             -            *
PTS Investment Co LLC (37)                                          62,500          62,500             -            *
Tim Quinn                                                           62,500          62,500             -            *
Darin A. Ralph                                                     100,000         100,000             -            *
Alessandro Ratti                                                   510,278         510,278             -            *
Eric Richardson                                                    250,000         250,000             -            *
Grant N. Richins                                                    37,500          37,500             -            *
James E. Ripple and JoEllen Ripple                                 125,000         125,000             -            *
Rockwood Group LLC (38)                                             27,805          27,805             -            *
Mary Ross                                                           25,000          25,000             -            *
Rymark Inc. (39)                                                   147,500         147,500             -            *
Jeffrey James Sandberg and Mary Joyce Sandberg                      31,250          31,250             -            *
Chester C. Schneider III                                            25,000          25,000             -            *
Schnieders Capital Management LLC (40)                              62,500          62,500             -            *
Rockwell D. Schutjer                                                37,500          37,500             -            *
Jules Scruggs and Stephanie Scruggs                                 62,500          62,500             -            *
Chris P. Shepard                                                    62,500          62,500             -            *
Richard B. Siegel Trust (41)                                       125,000         125,000             -            *
Christina S. Simpson IRA                                            50,000          50,000             -            *
Daniel P. Simpson                                                   50,000          50,000             -            *
Hank Simpson                                                        62,500          62,500             -            *
Keith Sizemore                                                      25,000          25,000             -            *
James P. Stapleton                                                  62,500          62,500             -            *
Dennis S. Stoffel                                                   25,000          25,000             -            *
Stradtman Family Trust DTD April 29, 1990 (42)                      62,500          62,500             -            *
David E. Stringham                                                  62,500          62,500             -            *
Allen H. Sweat                                                      62,500          62,500             -            *
Mary Tagliaferri                                                 9,891,094       9,891,094             -            *
TCMP3 Partners (43)                                                250,000         250,000             -            *
The Potomac Group (44)                                              62,500          62,500             -            *
Steve Thorne                                                        62,500          62,500             -            *
Sean W. Trewartha                                                   62,500          62,500             -            *
Cory L. Turnbow IRA                                                250,000         250,000             -            *
Cory Turnbow                                                        37,500          37,500             -            *
Jamie Turnbow                                                       37,500          37,500             -            *
Lynn Turnbow                                                       687,500         687,500             -            *
Lynn Turnbow IRA                                                   125,000         125,000             -            *
Steven R. Turnbow                                                  200,000         200,000             -            *
Stephen B. Utley Sheltered Trust (45)                               62,500          62,500             -            *
Vanderhoof Family Trust (46)                                       375,000         375,000             -            *
Daniel A. Vanderhoof                                               100,000         100,000             -            *
Jim D. Vanderhoof                                                  125,000         125,000             -            *
Joel Vanderhoof                                                    750,000         750,000             -            *
Michael D. Vanderhoof                                              625,000         625,000             -            *
Gerard J. Verkuylen                                                 31,250          31,250             -            *

                                                                                                  BENEFICIAL OWNERSHIP
                                                                  BENEFICIAL      SHARES         AFTER THIS OFFERING (3)
NAME                                                              OWNERSHIP     REGISTERED      --------------------------
                                                                PRIOR TO THIS      IN THIS        NUMBER OF
NAME                                                             OFFERING (1)    OFFERING (2)       SHARES     PERCENT (4)
--------------------------------------------------------------------------------------------------------------------------
Michael Vetere                                                     250,000         250,000             -            *
Vicis Capital Master Fund (47)                                     625,000         625,000             -            *
Ken Vickers                                                         62,500          62,500             -            *
Ken A. Wade                                                         62,500          62,500             -            *
Douglas Waring                                                      62,500          62,500             -            *
WECO Ls'g & Inv'ts, LLC (48)                                       100,000         100,000             -            *
West Wilrick, Inc. Profit Sharing Plan (49)                         37,500          37,500             -            *
Richard M. Wexler                                                   87,500          87,500             -            *
Whalehaven Capital Fund Limited (50)                               500,000         500,000             -            *
Whisper Investment Co (51)                                         250,000         250,000             -            *
Don Ross Wilson                                                     37,500          37,500             -            *
Rogers D. Wilson                                                    37,500          37,500             -            *
David Adam Wood                                                     75,000          75,000             -            *
Kendell Woolstenhulme                                               62,500          62,500             -            *
Christopher T. Wyatt                                               250,000         250,000             -            *

-----------------

*    Represents less than 1% of outstanding shares.

(1)  As of June 28, 2005.

(2) The number of shares in this column includes 42,112,448 presently outstanding shares of our common stock and up to 9,919,524 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock.

(3) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Based on 46,112,448 shares of common stock outstanding on June 28, 2005. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after June 28, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5) V. Mark Peterson is the president of Alpine Securities Corporation, which is the registered holder of the shares of common stock. Mr. Peterson, as president of Alpine Securities Corporation, has voting and disposition power over the shares owned by Alpine Securities Corporation.

(6) Adrian John King is the sole director of Asia Orient Enterprises Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Asia Orient Enterprises Limited, has voting and disposition power over the shares owned by Asia Orient Enterprises Limited.

(7) Jeffrey M. Haas is the authorized signatory of Asset Managers International Ltd., which is the registered holder of the shares of common stock. Mr. Haas, as authorized signatory of Asset Managers International Ltd., has voting and disposition power over the shares owned by Asset Managers International Ltd.

(8) Maurice Papilloud is the Membre de la Direction of Atlas Capital SA, which is the registered holder of the shares of common stock. Mr. Papilloud, as Membre de law Direction of Atlas Capital SA, has voting and disposition power over the shares owned by Atlas Capital SA.

(9) Teresa Atwood is the trustee of the Atwood-Rasely Family Trust DTD March 29, 2005, which is the registered holder of the shares of common stock. Ms. Atwood, as trustee of the Atwood-Rasely Family Trust DTD March

     29, 2005, has voting and disposition power over the shares owned by the Atwood-Rasely Family Trust DTD March 29, 2005.

(10) Jeffrey Peterson is the manager of Banyan Investment Co., which is the registered holder of the shares of common stock. Mr. Peterson, as manager of Banyan Investment Co., has voting and disposition power over the shares owned by Banyan Investment Co.

(11) Brandon Lewis is the partner of BBK Enterprises LLC, which is the registered holder of the shares of common stock. Mr. Lewis, as partner of BBK Enterprises LLC, has voting and disposition power over the shares owned by BBK Enterprises LLC.

(12) Jeffrey Peterson is the manager of Blackhawk Properties, which is the registered holder of the shares of common stock. Mr. Peterson, as manager of Blackhawk Properties, has voting and disposition power over the shares owned by Blackhawk Properties.

(13) David Fuchs is the managing member of Bridges & PIPEs, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Bridges & PIPEs, LLC, has voting and disposition power over the shares owned by Bridges & PIPEs, LLC.

(14) Christopher Rossman is the managing director of Bushido Capital Master Fund, LP, which is the registered holder of the shares of common stock. Mr. Rossman, as managing director of Bushido Capital Master Fund, LP, has voting and disposition power over the shares owned by Bushido Capital Master Fund, LP.

(15) Michael D. Vanderhoof and Eric R. Richardson are the Chairman and President, respectively, and 90% owners of Cambria Asset Management, LLC which is the registered holder of the shares of common stock. As such, they each have voting and dispositive power over the shares owned by Cambria Asset Management, LLC.

(16) Matt Beckman is the managing partner of Cornell Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Beckman, as managing partner of Cornell Capital Partners, LP, has voting and disposition power over the shares owned by Cornell Capital Partners, LP.

(17) Kara C. D'Ambrosio is the trustee of the Kara C. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Kara C. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Kara C. D'Ambrosio Trust.

(18) Louis J. D'Ambrosio is the trustee of the Lou & Christy D'Ambrosio Trust, which is the registered holder of the shares of common stock. Mr. D'Ambrosio, as trustee of the Lou & Christy D'Ambrosio Trust, has voting and disposition power over the shares owned by the Lou & Christy D'Ambrosio Trust.

(19) Sue R. D'Ambrosio is the trustee of the Sue R. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Sue R. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Sue R. D'Ambrosio Trust.

(20) Dennis Adrian Smith is the director of DAM Constructions Superannuation Fund P/L, which is the registered holder of the shares of common stock. Mr. Smith, as director of DAM Constructions Superannuation Fund P/L, has voting and disposition power over the shares owned by DAM Constructions Superannuation Fund P/L.

(21) Richard Smithline and Jeffrey M. Haas are the authorized signatories of DCOFI Master LDC, which is the registered holder of the shares of common stock. Mr. Smithline and Mr. Haas, as authorized signatories of DCOFI Master LDC, have voting and disposition power over the shares owned by DCOFI Master LDC.

(22) Angelica Morrone is the president and investment manager of DSAM Fund, LP, which is the registered holder of the shares of common stock. Ms. Morrone, as president and investment manager of DSAM Fund, LP, has voting and disposition power over the shares owned by DSAM Fund, LP.

(23) David Fuchs is the managing member of Duncan Capital, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Duncan Capital, LLC, has voting and disposition power over the shares owned by Duncan Capital, LLC.

(24) Adrian John King is the sole director of Eurowest Investments Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Eurowest Investments Limited, has voting and disposition power over the shares owned by Eurowest Investments Limited.

(25) Jonathan P. Knight is the president and director of Gamma Opportunity Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Knight, as president and director of Gamma Opportunity Capital Partners, LP, has voting and disposition power over the shares owned by Gamma Opportunity Capital Partners, LP.

(26) Dale W. Hamilton and Sharen L. Hamilton are the co-trustees of the Dale & Sharen Hamilton Trust, which is the registered holder of the shares of common stock. Mr. Hamilton and Ms. Hamilton, as co-trustees of the Dale & Sharen Hamilton Trust, have voting and disposition power over the shares owned by the Dale & Sharen Hamilton Trust.

(27) John J. Poelman is the managing member of JB Investing LLC, which is the registered holder of the shares of common stock. Mr. Poelman, as managing member of JB Investing LLC, has voting and disposition power over the shares owned by JB Investing LLC.

(28) William R. Lasarzig is the trustee of the Lasarzig Family Trust, which is the registered holder of the shares of common stock. Mr. Lasarzig, as trustee of the Lasarzig Family Trust, has voting and disposition power over the shares owned by the Lasarzig Family Trust.

(29) William D. Lemke is the co-trustee of the Lemke Family Trust, which is the registered holder of the shares of common stock. Mr. Lemke, as co-trustee of the Lemke Family Trust, has voting and disposition power over the shares owned by the Lemke Family Trust.

(30) Jeffrey Peterson is the manager of Liberty Capital LLC, which is the registered holder of the shares of common stock. Mr. Peterson, as manager of Liberty Capital LLC, has voting and disposition power over the shares owned by Liberty Capital LLC.

(31) Mark Kohler is the sole member of Marelko Investments LLC, which is the registered holder of the shares of common stock. Mr. Kohler, as sole member of Marelko Investments LLC, has voting and disposition power over the shares owned by Marelko Investments LLC.

(32) Michael Forrester is the trustee of MGF Surgery Benefit Pension, which is the registered holder of the shares of common stock. Mr. Forrester, as trustee of MGF Surgery Benefit Pension, has voting and disposition power over the shares owned by MGF Surgery Benefit Pension.

(33) Kent Ingram is the president of Mooson Inc., which is the registered holder of the shares of common stock. Mr. Ingram, as president of Mooson Inc., has voting and disposition power over the shares owned by Mooson Inc.

(34) James A. Padova and Marilyn Padova are the trustees of the Padova Trust DTD June 27, 1991, which is the registered holder of the shares of common stock. Mr. Padova and Ms. Padova, as trustees of the Padova Trust DTD June 27, 1991, have voting and disposition power over the shares owned by the Padova Trust DTD June 27, 1991.

(35) Robert D. Harrison is the trustee of the Patro, Inc. Retirement Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the Patro, Inc. Retirement Plan, has voting and disposition power over the shares owned by the Patro, Inc. Retirement Plan.

(36) Susan P. Adams is the managing partner of Peak & Beach Ltd., which is the registered holder of the shares of common stock. Ms. Adams, as managing partner of Peak & Beach Ltd., has voting and disposition power over the shares owned by Peak & Beach Ltd.

(37) Jeffrey Peterson is the manager of PTS Investment Co LLC, which is the registered holder of the shares of common stock. Mr. Peterson, as manager of PTS Investment Co LLC, has voting and disposition power over the shares owned by PTS Investment Co LLC.

(38) Dan Purjes is the managing member of Rockwood Group LLC, which is the registered holder of the shares of common stock and/or warrants, as applicable. Mr. Purjes, as managing member has voting and disposition power over the shares owned by Rockwood Group LLC.

(39) Tim Ryan is the president of Rymark, Inc., which is the registered holder of the shares of common stock. Mr. Ryan, as president of Rymark, Inc., has voting and disposition power over the shares owned by Rymark, Inc.

(40) William H. Schnieder is the principal of Schnieders Capital Management LLC, which is the registered holder of the shares of common stock. Mr. Schnieder, as principal of Schnieders Capital Management LLC, has voting and disposition power over the shares owned by Schnieders Capital Management LLC.

(41) Richard B. Siegel is the trustee of the Richard B. Siegel Trust, which is the registered holder of the shares of common stock. Mr. Siegel, as trustee of the Richard B. Siegel Trust, has voting and disposition power over the shares owned by the Richard B. Siegel Trust.

(42) Alan Martin Stradtman is the co-trustee of the Stradtman Family Trust DTD April 29, 1990, which is the registered holder of the shares of common stock. Mr. Stradtman, as co-trustee of the Stradtman Family Trust DTD April 29, 1990, has voting and disposition power over the shares owned by the Stradtman Family Trust DTD April 29, 1990.

(43) Steven E. Slawson is the principal of TCMP3 Partners, which is the registered holder of the shares of common stock. Mr. Slawson, as principal of TCMP3 Partners, has voting and disposition power over the shares owned by TCMP3 Partners.

(44) Greg Hopkins is the president of The Potomac Group, which is the registered holder of the shares of common stock. Mr. Hopkins, as president of The Potomac Group, has voting and disposition power over the shares owned by The Potomac Group.

(45) Kathie G. Utley is the trustee of the Stephen B. Utley Sheltered Trust, which is the registered holder of the shares of common stock. Ms. Utley, as trustee of the Stephen B. Utley Sheltered Trust, has voting and disposition power over the shares owned by the Stephen B. Utley Sheltered Trust.

(46) Clark D. Vanderhoof is the trustee of the Vanderhoof Family Trust, which is the registered holder of the shares of common stock. Mr. Vanderhoof, as trustee of the Vanderhoof Family Trust, has voting and disposition power over the shares owned by the Vanderhoof Family Trust.

(47) Richard Han is the portfolio manager of Vicis Capital Master Fund, which is the registered holder of the shares of common stock. Mr. Han, as portfolio manager of Vicis Capital Master Fund, has voting and disposition power over the shares owned by Vicis Capital Master Fund.

(48) Warrant E. Carter, Sr. is the partner of WECO Ls'g & Inv'ts, LLC, which is the registered holder of the shares of common stock. Mr. Carter, as partner of WECO Ls'g & Inv'ts, LLC, has voting and disposition power over the shares owned by WECO Ls'g & Inv'ts, LLC.

(49) William P. Harrison is the trustee of the West Wilrick, Inc. Profit Sharing Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the West Wilrick, Inc. Profit Sharing Plan, has voting and disposition power over the shares owned by the West Wilrick, Inc. Profit Sharing Plan.

(50) Evan Schemenauer is the director of Whalehaven Capital Fund Limited, which is the registered holder of the shares of common stock. Mr. Schemenauer, as director of Whalehaven Capital Fund Limited, has voting and disposition power over the shares owned by Whalehaven Capital Fund Limited.

(51) Todd Groskreutz is the manager of Whisper Investment Co, which is the registered holder of the shares of common stock. Mr. Groskreutz, as manager of Whisper Investment Co, has voting and disposition power over the shares owned by Whisper Investment Co.

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

         We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of its shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

     o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

     o purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus,

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers,

     o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

     o    privately-negotiated transactions.

         In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

         For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to its sales in the market and have informed it that it must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

         The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

         At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

         In connection with distributions of the selling stockholders' shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholders may also:

     o    sell shares short and redeliver shares to close out short positions,

     o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

     o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

         In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

         The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or its affiliated purchaser to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchaser has a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

         The selling stockholders may offer all of the shares of our common stock for sale immediately. Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

         We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

         We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will total approximately $50,000. The selling stockholders will pay all of its own brokerage fees and commissions, if any, incurred in connection with the sale of its shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

         We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of which 90,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of June 28, 2005, there were issued and outstanding 46,112,448 shares of common stock, held by approximately 300 record holders. No shares of preferred stock currently outstanding.

         The following summary of the material provisions of our common stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

         Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

SEPTEMBER 2004 BRIDGE FINANCING WARRANTS

         In connection with Bionovo Biopharmaceuticals' $500,000 principal amount of 6% convertible secured notes bridge financing completed on September 30, 2004, Bionovo Biopharmaceuticals issued to investors in the bridge financing warrants, or bridge warrants, exercisable for 556,123 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.539416667 per share. The bridge warrants were exercisable until the earlier of September 30, 2011 and the fifth anniversary of Bionovo Biopharmaceuticals' merger with a company required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the closing of our reverse merger transaction, the bridge warrants were amended to become bridge warrants to purchase shares of our common stock upon the same terms and conditions as the bridge warrants issued by Bionovo Biopharmaceuticals. The bridge warrants expire on April 6, 2010.

         The bridge warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The bridge warrants also include a "purchase price reset provision" where certain issuances of common stock or securities which may be converted into or exercised for common stock at a per share price less than the exercise price (or purchase price) of the bridge warrants, would cause such exercise price to be adjusted to the lower per share price. The bridge warrants provide, however, that until the net effect of adjustments in the exercise price require a change by at least ten cents, we will not be required to give effect to the change.

         The holders of bridge warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge warrants do not confer upon holders any voting or any other rights as stockholders.

         The bridge warrant holders were granted registration rights with respect to the shares of common stock into which the bridge warrants may be exercised. We are required to file a registration statement registering such shares of common stock not later than 90 days following our reverse merger transaction. If the registration statement is not declared effective within 120 days after the reverse merger, we will be required to pay each such holder an amount equal to one percent per 30-day period of the purchase price paid by the holder for the convertible notes.

         The offer and sale of the bridge warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, the bridge warrants and the common stock underlying these warrants may not be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

         In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under "OTHER OUTSTANDING WARRANTS."

APRIL 2005 PRIVATE PLACEMENT WARRANTS

         As part of the closing of Bionovo Biopharmaceuticals' April 6, 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to purchase a total of 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. The warrants were exercisable in whole or in part until April 6, 2010. Upon the closing of our reverse merger transaction, the April 2005 private placement warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the April 2005 private placement warrants issued by Bionovo Biopharmaceuticals.

         Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the April 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000.

         The April 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

         Under the terms of the April 2005 private placement, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We are required to use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

         The offer and sale of the April 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

         In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under "OTHER OUTSTANDING WARRANTS."

MAY 2005 PRIVATE PLACEMENT WARRANTS

         As part of the closing of our May 5, 2005 private placement, we issued five-year warrants to purchase a total of 533,750 shares of common stock at an exercise price of $0.75 per share and 533,750 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or in part until May 5, 2010.

         Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the May 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000.

         The May 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

         Under the terms of the May 2005 private placement, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We are required to use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

         The offer and sale of the May 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

         In connection with the closing of the May 2005 private placement, we issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under "OTHER OUTSTANDING WARRANTS."

OTHER OUTSTANDING WARRANTS

         BRIDGE FINANCING PLACEMENT AGENT WARRANTS. In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the bridge financing by Bionovo Biopharmaceuticals.

         The bridge placement agent warrants are exercisable in whole or in part, at an exercise price of $0.359583333 per share, before September 30, 2009 for up to 132,421 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

         APRIL 2005 PLACEMENT AGENT WARRANTS. In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the April 2005 private placement by Bionovo Biopharmaceuticals.

         The April 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before April 6, 2010 for up to 1,709,100 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

         APRIL 2005 REVERSE MERGER WARRANTS. In connection with the closing of our reverse merger transaction on April 6, 2005, we issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The reverse merger warrants do not confer upon holders any voting or any other rights as stockholders.

         MAY 2005 PLACEMENT AGENT WARRANTS. In connection with the closing of our May 2005 private placement, we issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. These May 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before May 5, 2010 for up to 427,000 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

         REGISTRATION RIGHTS. The holders of the above placement agent and reverse merger warrants also received registration rights with respect to the shares of common stock underlying such warrants. The registration rights permit the holders of the warrants to request that we register the shares of common stock into which the warrants have been or may be exercised, or the registrable securities, for resale on a registration statement filed with the SEC. The holders of the registrable securities may demand up to two demand registrations. The holders of registrable securities also have the right to cause us to add their registrable securities to any registration statement we file regarding the sale of our securities to the public for cash, including a registration statement for selling stockholders. The registration rights for these placement agent warrants terminate on September 30, 2009 or, in the case of a specific holder of registrable securities, if such holder may sell all of its registrable securities within any 90 day period under Rule 144 of the Securities Act of 1933.

MARKET INFORMATION

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol BNVI.OB. The high and low bid prices for our common stock at the close of business on June 27, 2005, as reported by the OTC Bulletin Board, were $2.10 and $2.10 per share, respectively.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., P.O. Box 17136, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. We serve as warrant agent for our warrants.

ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

         CERTIFICATE OF INCORPORATION AND BY-LAWS. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

     o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

     o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

     o effecting an acquisition that might complicate or preclude the takeover.

         Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

         DELAWARE ANTI-TAKEOVER LAW. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

     o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

     o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

     o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

         This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

         LIMITED LIABILITY AND INDEMNIFICATION. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

         Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

     o    conducted himself or herself in good faith,

     o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

     o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of June 28, 2005, we had outstanding an aggregate of 46,112,448 shares of our common stock, assuming no exercises of our outstanding options and warrants. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, or Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

         The remaining 4,000,000 outstanding shares of our common stock not included in this prospectus and the 42,112,448 outstanding shares included in this prospectus, as of June 28, 2005, will be eligible for sale in the public market as follows:

PUBLIC FLOAT

         As of June 28, 2005 we had 4,000,000 shares of common stock outstanding excluding the shares registered by this prospectus. 3,975,000 of these shares are not owned by our executive officers and directors and significant stockholders, and are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

SALES OF RESTRICTED SHARES

         In general, under Rule 144 of the Securities Act, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of our common stock then outstanding, which equaled 461,124 shares as of June 28, 2005, or

     o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

         Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

         As of June 28, 2005, 25,000 of our shares of common stock were available for sale under Rule 144.

         Under Rule 144(k) of the Securities Act, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions.

STOCK OPTIONS

         As of June 28, 2005, stock options to purchase 1,637,254 shares of our common stock were outstanding under our Stock Incentive Plan, of which 1,040,254 were vested at a weighted average exercise price of $0.49 per share. As of the same date, we had outstanding a stock option to purchase 103,212 shares of our common stock that was not issued under any equity benefit plan. This non-plan option is immediately exercisable at $0.00833 per share.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns

200,000 shares of our common stock and warrants to purchase 50,000 shares of our common stock, and is also a selling stockholder in this offering.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2004 and 2003 included in this prospectus and in the registration statement have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2004.

         In May 2005, our independent accountant, Madsen & Associates, CPA's Inc., was dismissed.

         On May 9, 2005 our shareholders ratified the appointment of Stonefield Josephson, Inc. as Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2005.

         We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm ................     F-2

Balance Sheets as of December 31, 2003 and 2004 ........................     F-3

Statements of Operations for the years ended
  December 31, 2003 and 2004 ...........................................     F-4

Statements of Stockholders' Deficit for the years ended
  December 31, 2003 and 2004 ...........................................     F-5

Statements of Cash Flows for the years ended
  December 31, 2003 and 2004 ...........................................     F-6

Notes to Financial Statements ..........................................     F-7

Unaudited Balance Sheet as of March 31, 2005 ...........................    F-21

Unaudited Statements of Operations for the
  three-month periods ended March 31, 2004 and 2005 ....................    F-22

Unaudited Statements of Cash Flows for the
  three-month periods ended March 31, 2004 and 2005 ....................    F-23

Unaudited Statements of Stockholders' Deficit ..........................    F-24

Notes to Financial Statements (Unaudited)  .............................    F-25

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.)
Emeryville, California

We have audited the accompanying balance sheets of Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.) (a Development Stage Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and from inception, February 1, 2002, through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.) as of December 31, 2004 and 2003, and from inception, February 1, 2002, through December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
April 8, 2005, except for paragraph 6 of Note 12 which its date is June 28, 2005

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                    December 31,    December 31,
                                                        2004            2003
                                                    ------------    ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $ 196,013       $  73,867
  Due from officers                                       1,796              --
  Prepaid expenses and other current assets                  --          15,156
                                                      ---------       ---------

         Total current assets                           197,809          89,023

PROPERTY AND EQUIPMENT,
  net of accumulated depreciation                         9,859           2,795

OTHER ASSETS:
  Deferred loan costs
     net of accumulated amortization                     65,551              --
  Patent costs                                           11,264              --
                                                      ---------       ---------

                                                      $ 284,483       $  91,818
                                                      =========       =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued expenses               $ 163,613       $      --
  Accrued pension payable                                52,000              --
  Deferred revenue                                       15,000          15,000
  Convertible notes payable                             500,000              --
                                                      ---------       ---------

         Total current liabilities                      730,613          15,000
                                                      ---------       ---------

DEFERRED REVENUE                                        117,500         132,500
                                                      ---------       ---------

STOCKHOLDERS' DEFICIT:
  Common stock, $0.001 par value:
     Authorized shares - 24,000,000 issued
      and outstanding common shares - 20,400,000
                                                         20,400          20,400
  Additional paid-in capital                              9,600         (20,400)
  Accumulated deficit                                  (593,630)        (55,682)
                                                      ---------       ---------

          Total stockholders' deficit                  (563,630)        (55,682)
                                                      ---------       ---------

                                                      $ 284,483       $  91,818
                                                      =========       =========



The accompanying notes form an integral part of these financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                            Accumulated from
                                                   Year Ended            Year Ended         February 1, 2002
                                                  December 31,          December 31,     (Date of Inception) to
                                                      2004                  2003            December 31, 2004
                                                  ------------          ------------     ----------------------

REVENUE                                           $     45,240          $      2,500          $     47,740
                                                  ------------          ------------          ------------

OPERATING EXPENSES:
  Research and development                             275,600                22,179               297,779
  General and administrative                           277,433                35,203               312,636
  Sales and marketing                                      500                    --                   500
                                                  ------------          ------------          ------------

         Total operating expenses                      553,533                57,382               610,915
                                                  ------------          ------------          ------------

LOSS FROM OPERATIONS                                  (508,293)              (54,882)             (563,175)

OTHER INCOME (EXPENSE):
  Interest expense, net of $495
  in 2004, and $0 in 2003 of
  interest income                                      (28,855)                   --               (28,855)
                                                  ------------          ------------          ------------

LOSS BEFORE INCOME
 TAXES                                                (537,148)              (54,882)             (592,030)

PROVISION FOR INCOME TAXES                                (800)                 (800)               (1,600)
                                                  ------------          ------------          ------------

NET LOSS                                          $   (537,948)         $    (55,682)         $   (593,630)
                                                  ============          ============          ============

NET LOSS PER SHARE                                $     (0.026)         $     (0.003)         $     (0.291)
                                                  ============          ============          ============

WEIGHTED AVERAGE SHARES OUTSTANDING                 20,400,000            20,400,000            20,400,000
                                                  ============          ============          ============



The accompanying notes form an integral part of these financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' DEFICIT
INCEPTION THROUGH DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                Common Stock                                 Accumulated
                                       ----------------------------        Additional       Deficit During
                                        Number of                           Paid-In          Development
                                         Shares            Amount           Capital             Stage              Total
                                       ----------        ----------        ----------         ----------         ----------

BALANCE AT INCEPTION -                         --        $       --        $       --         $       --         $       --
  (February 1, 2002)

ISSUANCE OF COMMON STOCK
  RESTATED FOR RECAPITALIZATION
  ON JUNE 17, 2004                     20,400,000            20,400           (20,400)                --                 --
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2002             20,400,000            20,400           (20,400)                --                 --

NET LOSS                                                                                         (55,682)           (55,682)
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2003             20,400,000            20,400           (20,400)           (55,682)           (55,682)

NONCASH COMPENSATION
  EXPENSE FOR OPTIONS ISSUED                   --                --            30,000                 --             30,000

NET LOSS                                                                                        (537,948)          (537,948)
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2004             20,400,000        $   20,400        $    9,600         $ (593,630)        $ (563,630)
                                       ==========        ==========        ==========         ==========         ==========



The accompanying notes form an integral part of these financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                       Accumulated from
                                                                   Year Ended         Year Ended       February 1, 2002
                                                                  December 31,       December 31,   (Date of Inception) to
                                                                      2004               2003         December 31, 2004
                                                                  ------------       ------------   ----------------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING
 ACTIVITIES:

 Net loss                                                           $(537,948)         $ (55,682)         $(593,630)
                                                                    ---------          ---------          ---------

 ADJUSTMENTS TO RECONCILE NET LOSS
  TO NET CASH PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES:
    Depreciation                                                        1,821              3,090              4,911
    Amortization of note discount                                      21,850                 --             21,850
    Noncash compensation expense for options issued                    30,000                                30,000

 CHANGES IN ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
    Prepaid expenses                                                   15,156            (15,156)                --

  INCREASE (DECREASE) IN LIABILITIES:
    Accounts payable and accrued expenses                             163,613                 --            163,613
    Deferred tax liability                                            (15,000)           147,500            132,500
    Accrued pension payable                                            52,000                 --             52,000
                                                                    ---------          ---------          ---------

    Total adjustments                                                 269,440            135,434            404,874
                                                                    ---------          ---------          ---------

    Net cash provided by (used for) operating activities             (268,508)            79,752           (188,756)
                                                                    ---------          ---------          ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of intangible assets                                    (11,264)                --            (11,264)
  Acquisition of fixed assets                                          (8,885)            (5,885)           (14,770)
  Advance to officers                                                  (1,796)                --             (1,796)
                                                                    ---------          ---------          ---------

    Net cash used for investing activities                            (21,945)            (5,885)           (27,830)
                                                                    ---------          ---------          ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from convertible notes payable                             500,000                 --            500,000
  Payments for financing costs for convertible notes                  (87,401)                --            (87,401)
                                                                    ---------          ---------          ---------

    Net cash provided by financing activities                         412,599                 --            412,599
                                                                    ---------          ---------          ---------

NET INCREASE IN CASH                                                  122,146             73,867            196,013

CASH, beginning of year                                                73,867                 --                 --
                                                                    ---------          ---------          ---------

CASH, end of year                                                   $ 196,013          $  73,867          $ 196,013
                                                                    =========          =========          =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

  Interest paid                                                     $      --          $      --          $      --
                                                                    =========          =========          =========

  Income taxes paid                                                 $     800          $     800          $   1,600
                                                                    =========          =========          =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 INVESTING ACTIVITIES-
    Noncash compensation expense for options issued                 $  30,000          $      --          $  30,000
                                                                    =========          =========          =========



The accompanying notes form an integral part of these financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         FORMATION AND BUSINESS OF THE COMPANY:

                  BioNovo Biopharmaceuticals, Inc. (formerly BioNovo Inc.) (the "Company") was incorporated in California on February 2, 2002. A new company was formed and incorporated in Delaware on March 3, 2004, and was merged and recapitalized with the California corporation.

                  The Company is a drug discovery and development company focusing on cancer and women's health, primarily using select plant extracts to screen against well understood therapeutic targets. The Company has a unique developmental pathway that leverages understanding of modern drug discovery with experience in clinical development.

         DEVELOPMENT STAGE COMPANY:

                  The Company has not generated any significant revenue since inception. The accompanying financial statement has, therefore, been prepared using the accounting formats prescribed for a development stage enterprise (DSE). Although the Company has recognized some revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  The carrying amount of cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

         CASH:

                  CASH EQUIVALENTS

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

                  CASH CONCENTRATION

                  The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         PROPERTY AND EQUIPMENT:

                  Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years.

         IMPAIRMENT OF LONG-LIVED ASSETS:

                  The Company assesses the impairment of its long-lived assets periodically in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment and Disposal of Long-Lived Assets". Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. To date there has been no impairment.

         DEFERRED LOAN COSTS:

                  Deferred loan costs relate to the direct costs related to obtaining debt financing for the Company and will be amortized over the life of the debt using the effective interest method of accounting.

         PATENT COSTS:

                  Intangible assets consist of patent licensing costs to date. If the patents are awarded, the costs will be amortized over the term of the patents. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made.

         INCOME TAXES:

                  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         DEFERRED REVENUE:

                  Deferred   revenue  consists  of  upfront  fees  received  for
                  technology licensing that have not yet been recognized or earned.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         CONVERTIBLE NOTES PAYABLE:

                  In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument becomes convertible.

         STOCK-BASED COMPENSATION:

                  The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the market value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

                  Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to nonemployees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

                  In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         STOCK-BASED COMPENSATION (CONTINUED):

                  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to Stock-Based Employee Compensation.

                                                                Years Ended December 31,
                                                               -------------------------
                                                                 2004            2003
                                                               ---------       ---------

                  Net income (loss) available as reported      $(537,948)      $ (54,882)
                  Compensation recognized under APB 25            30,000              --
                  Compensation recognized under SFAS 123        (100,000)             --
                                                               ---------       ---------

                  Pro-forma net income (loss) available        $(607,948)      $ (54,882)
                                                               =========       =========
                  Loss per share, as reported                  $  (0.026)      $  (0.003)
                                                               =========       =========
                  Loss per share, pro-forma                    $  (0.030)      $  (0.003)
                                                               =========       =========

                  For grants in 2004, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate ranging from 3.5% to 5.5% during the year ended December 31, 2004,
                  (iii) expected volatility 0.0%, and (iv) an expected life of the stated life of the option for options granted in 2004. The fair value was determined using the Black-Scholes option-pricing model.

                  The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

         REVENUE RECOGNITION:

                  Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

                  Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and
                  (iv) collectibility is reasonably assured.

                  Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company's continuing research and development efforts.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         RESEARCH AND DEVELOPMENT:

                  Research and development expenses include internal and external costs. Internal costs include salaries and employment related expenses and allocated facility costs. External expenses consist of costs associated with outsourced clinical research organization activities, sponsored research studies, product registration, and investigator sponsored trials. In accordance with SFAS No. 2, "ACCOUNTING FOR RESEARCH DEVELOPMENT COSTS", all such costs are charged to expense as incurred.

(2)      RECENT ACCOUNTING PRONOUNCEMENTS:

         In December 2004, the Financial Accounting standards Board ("FASB") issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) addresses accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the statement of income. SFAS No. 123(R) will be effective for periods beginning after June 15, 2005, and allows, but does not require, companies to restate the full fiscal year of 2005 to reflect the impact of expensing share-based payment under SFAS No. 123(R). The Company has not yet determined which fair-value method and transitional provision it will follow. However, it expects that the adoption of SFAS No. 123(R) will have a significant impact on its results of operations. The Company does not expect the adoption of SFAS No. 123(R) will impact its overall financial position. There was no impact on net income and net income per share from calculating stock-based compensation costs under the fair value alternative of SFAS No. 123. However, the calculation of compensation cost for share-based payment transactions after the effective date of SFAS 123(R) will be different from the calculation of compensation cost under SFAS No. 123, but such differences have not yet been quantified.

         In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an Amendment of FASB Statements No. 66 and 67" ("SFAS No. 152"). This Statement amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects do not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS No. 152 and does not believe the impact will be significant to the Company's overall results of operations or financial position, as the Company does not engage in these sorts of transactions.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", an amendment of AOB Opinion No. 29. This statement was the result of a joint effort by the FASB and the International Accounting Standards Board ("IASB") to improve financial reporting by eliminating certain narrow differences between their existing standards. One such difference was the exception from fair value measurement in AOB Opinion No. 29, "Accounting for Nonmonetary Transactions", for nonmonetary exchanges of similar productive assets. SFAS No. 153 replaces this exception with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 153 will have a material effect on its financial statements.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 42, Chapter 4". The amendments made by Statement No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS No. 151 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application To Certain Investments". The consensus clarified the meaning of other-than-temporary impairment and its application to debt and equity investments accounted for under SFAS No. 115 and other investments accounted for under the cost method. The recognition and measurement guidance for which the consensus was reached in March 2004 is to be applied to other-than-temporary impairment evaluations in reporting periods beginning after June 15, 2004. In September 2004, the FASB issued a final FASB Staff Position that delays the effective date for the measurement and recognition guidance for all investments within the scope of EITF No 03-01. The consensus reached in March 2004 also provided for certain disclosure requirements associated with cost method investments that were effective for fiscal years ending after June 15, 2004. The Company will evaluate the effect of adopting the recognition and measurement guidance when the final consensus is reached.

         In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This standard replaces FAS-132 of the same title, which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, "Employers' Accounting for Pensions", FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity, and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition". SAB No. 104 supersedes SAB No. 101, "Revenue Recognition in Financial Statements". SAB 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB No. 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the financial statements.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial  Instruments  with  Characteristics  of both  Liabilities and
         Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46 (revised December 2003 by FIN 46R), CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. The Company will be required to apply FIN 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2004. For variable interests in VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liability, and noncontrolling interest of the VIE. The Company believes the adoption of FIN 46R will not have a material impact to its financial position, results of operations, or cash flows as the Company does not have any VIEs.

(3)      MAJOR CUSTOMERS:

         During the year ended December 31, 2003, one nonrelated customer accounted for 100% of the revenue. There were no major customers for December 31, 2004.

(4)      PROPERTY AND EQUIPMENT:

         A summary is as follows:

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------

         Furniture and fixtures                       $14,770          $ 5,884
         Less accumulated depreciation                 (4,911)          (3,089)
                                                      -------          -------

                                                      $ 9,859          $ 2,795
                                                      =======          =======

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(5)      DEFERRED LOAN COSTS:

         A summary is as follows:

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------

         Loan Costs                                  $ 87,401         $     --
         Less accumulated amortization                (21,850)              --
                                                     --------         --------

                                                     $ 65,551         $     --
                                                     ========         ========


(6)      PENSION PLAN:

         During the year ended December 31, 2004, the Company has adopted a simplified Employee Pension Program where the Company, on a discretionary basis, can contribute up 25% of eligible participant salaries up to an annual maximum in accordance with IRS regulations. The Company made a $ 52,000 contribution for the year ending December 31, 2004.

(7)      CONVERTIBLE NOTES PAYABLE:

         The Company issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest are due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.4315 per share ($0.3596 post split price) of stock at the option of the holder prior to the due date. There are registration rights attached to the underlying shares of the convertible feature. It has been determined that there is no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

         Additionally, the note holders received 463,436 warrants (556,123 post split warrants) to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.6473 ($0.5394 post split) per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and .0% expected volatility for a nonpublic company.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(8)      INCOME TAXES:

         The provision for income taxes consists of the following:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------
                  Current:
                    Federal                                        $      --           $      --
                    State                                               (800)               (800)

                  Deferred taxes                                          --                  --
                                                                   ---------           ---------

                  Income tax provision                             $    (800)          $    (800)
                                                                   =========           =========

         The difference between the provision for income taxes and the U.S. statutory income tax rate of 34% is as follows:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------

                  Tax benefit computed at 34%                      $(182,900)          $ (18,900)
                  Permanent tax difference on option
                    accounting                                        10,000                  --
                  Valuation allowance against net
                    operating losses                                 173,700              19,700
                                                                   ---------           ---------

                  Income tax expense                               $     800           $     800
                                                                   =========           =========

         Deferred income tax assets (liabilities) on the balance sheet are as follows:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------
                  Net current deferred tax assets-
                    Net operating losses                           $ 193,400           $  19,700

                    Valuation allowance                             (193,400)            (19,700)
                                                                   ---------           ---------

                    Net deferred tax assets (liabilities)          $      --           $      --
                                                                   =========           =========

         During the year ending December 31, 2004, the Company increased its valuation allowance $173,700 against deferred income taxes. The valuation allowance reduces deferred tax assets to an amount that represents management's best estimates of the amount of such deferred income taxes, that more likely than not, will be realized. Realization of the deferred tax assets is dependent on sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(8)      INCOME TAXES (CONTINUED):

         At December 31, 2004, the Company had approximately $600,000 of net operating losses (NOL) carryforwards to offset against future income. If 50% or more of ownership of the Company changes hands in the future, the NOL may be subject to limitation on how much of the NOL could be utilized in any given year. The NOL will expire in the year 2023 for federal purposes.

(9)      STOCKHOLDERS' DEFICIT:

         COMMON STOCK:

                  The Company was  incorporated  in the State of  California  on
                  February 1, 2002. The Company was originally authorized to issue 25,000 shares of stock. On March 3, 2004, a new corporation was incorporated in Delaware with a par value of $ .001 per share with 20,000,000 shares authorized. On June 17, 2004, the two corporations were merged in a tax-free reorganization with the Delaware corporation being the surviving entity. This was treated as a recapitalization for financial statement purposes. Accordingly, the outstanding stock from inception is shown at the recapitalized amounts.

                  On March 4, 2005, the Company increased its authorized stock to 24,000,000, effective with the increase in authorized stock the Company also declared a 1.2 stock split. Accordingly these financial statements retrospectively reflect these changes.

                  Holders of the common stock are entitled to one vote per share. The majority shareholders (97%) are subject to the Company's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Company's common stock, the Company is dissolved, or more than 65% of the outstanding stock is sold.

         STOCK OPTIONS:

                  In 2004 the Company adopted the Stock Option Plan (the Plan) and reserved 3,000,000 shares of common stock for issuance under the Plan.

                  Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of the grant as determined by the Board of Directors. Nonstatutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower that 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or nonstatutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of the grant, five years in certain instances). Options granted generally vest at a rate between 25% to 50% per year.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)      STOCKHOLDERS' DEFICIT (CONTINUED):

         STOCK OPTIONS (CONTINUED):

                  Activity under the plan is as follows:

                                                                                       Weighted
                                                    Shares                              Average
                                                   Available          Number           Exercise        Aggregate
                                                   For Grant         of Shares           Price           Price
                                                   ----------        ----------       ----------       ----------

                         Plan Instituted            3,000,000                --               --               --
                         Options Granted           (1,729,800)        1,729,800       $    .5388          932,016
                         Options Exercised                 --                --               --               --
                         Options Expired              164,546          (164,546)           .5388          (88,658)
                                                   ----------        ----------       ----------       ----------

                         Balance at
                           December 31, 2004        1,434,746         1,565,254       $    .5388       $  843,358
                                                   ==========        ==========       ==========       ==========

                  During the year ended December 31, 2004, the Company issued 1,069,800 options to purchase common stock to its employees and directors. The fair value of these options was $0 upon issuance.

                  During the years ended December 31, 2004, the Company issued 660,000 options to purchase common stock for services rendered by nonemployees. The fair value of these options was $0 upon issuance.

                  The fair value of nonemployee options issued was determined using the Black-Scholes method based on assumed volatility of 0.0%, an option life equal to ten years, a risk-free interest rate of 5.5% based on the grant date and the term of the option and assuming no dividends.


                  Total options under the Plan at December 31, 2004, comprised the following:

                                                                                      Weighted
                                                                    Number             Average            Number
                                                    Option        Outstanding         Remaining        Exercisable
                                                   Exercise          as of           Contractual          as of
                                                     Price         12/31/04         Life (Years)         12/31/04
                                                   --------       -----------       ------------       --------------

                                                    $ .292           905,254            9.50                599,254
                                                      .833           660,000            9.33                165,000
                                                                   ---------                              ---------

                                                                   1,565,254                                764,254
                                                                   =========                              =========

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)      STOCKHOLDERS' DEFICIT (CONTINUED):

         STOCK OPTIONS (CONTINUED):

                  In addition, the Company issued 103,212 options during the year ended December 31, 2004, to a former employee in a nonplan option grant. The fair value is computed on the date of the grant using the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees"; $30,000 was recorded as a result of this computation.

         WARRANTS:

                  The following warrants are each exercisable into shares of common stock:

                                                                       Average
                                                                       Weighted
                                                        Number of      Exercise      Aggregate
                                                          Shares        Price          Price
                                                        ---------      --------      ---------

                     Balance at December 31, 2003             --       $    --       $     --
                     Warrants Granted                    556,123        .53941        299,982
                     Warrants Exercised                       --            --             --
                     Warrants Canceled                        --            --             --
                     Warrants Expired                         --            --             --
                                                        --------       -------       --------

                     Balance at December 31, 2004        556,123       $.53941       $299,982
                                                        ========       =======       ========

                  All warrants issued during the year were issued in conjunction with convertible debt issuance (see Note 7), and all warrants will expire during the fiscal year ending December 31, 2005.

         SHARES RESERVED FOR FUTURE ISSUANCE:

                  The Company has reserved shares of common stock for future issuance at December 31, 2004:

                     Stock Option Plan                  1,565,254
                     Stock Option Outside of Plan         103,212
                     Stock Warrants                       556,123
                                                        ---------

                     Total                              2,224,589
                                                        =========

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(10)     LICENSE AGREEMENT:

         In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwan corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on 10% of future sales. Additional fees may be earned by the Company in the future for additional clinical work.

(11)     CONTINGENCIES AND COMMITMENTS:

         The Company entered into a consulting agreement with Duncan Capital, LLC to provide certain financial consulting services. The agreement provides that Duncan Capital, LLC is to receive compensation in the form of a cash fee of $100,000 plus warrants exercisable at a price of $0.010 equal to 3.675% of the fully-diluted capital stock of the Company after a successful reverse merger. In addition, Duncan Capital, LLC will receive compensation of warrants exercisable at $0.6473 per share of stock in an amount equal to 10% of the aggregate number of fully- diluted shares of common stock converted by the convertible note payable holders. The term of the warrants will be for five years. Duncan Capital, LLC will receive 10% of the aggregate number of fully-diluted shares of common stock for any debt financing that it arranges. The strike price of the warrants will be equal to the strike price negotiated with the debt holders.

(12)     SUBSEQUENT EVENTS:

         During March 2005, the Company increased the shares available under the Stock Option Plan from 3,000,000 shares to 3,600,000.

         During April 2005, the Company closed a private placement memorandum wherein approximately $8,095,500 was raised for approximately 16,191,000 shares of common stock and approximately 4,047,500 warrants to purchase shares of common stock to investors and 3,688,730 warrants to others.

         On April 6, 2005, the Company completed a reverse merger with Lighten Up Enterprises International, Inc., a public company, whereby a newly-created, wholly-owned subsidiary of the public company merged with and into the Company in a tax free exchange, with the Company surviving. Following the reverse merger, the Company is a wholly-owned subsidiary of the public company. The stock of the public company continues to be quoted on the OTC Bulletin Board under the symbol LTUP.OB. The stockholders of the Company received stock of the public company representing approximately 90.4% of the common stock outstanding immediately after the reverse merger.

         Also, during April 2005, the convertible debt holders elected to convert $450,000 of the convertible debt to common stock pursuant to the terms of the note.

         Subsequent to year end, the Company executed an agreement with a university to conduct clinical coordinating services as part of a clinical trial of certain of its drugs. The cost of the service is approximately $800,000.

         As of June 28, 2005, the Company, Bionovo, Inc., changed its name to Bionovo Biopharmaceuticals, Inc.

           BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                             CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                   (UNAUDITED)

ASSETS

CURRENT ASSETS:
 Cash                                                              $        976
 Due from officers                                                        1,796
                                                                   -------------
      Total current assets                                                2,772

PROPERTY AND EQUIPMENT,
 net of accumulated depreciation                                         12,327

OTHER ASSETS:
 Deferred loan costs
   net of accumulated amortization                                       43,701
 Patent costs                                                            11,264
                                                                   -------------
                                                                   $     70,064
                                                                   =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

  Accounts payable and accrued expenses                               1,210,747
  Accrued pension payable                                                52,000
  Deferred revenue                                                       15,000
  Convertible notes payable                                             500,000
                                                                   -------------

      Total current liabilities                                       1,777,747
                                                                   -------------

DEFERRED REVENUE                                                        113,750

STOCKHOLDERS' DEFICIT:
 Common stock, $0.001 par value;
   authorized shares - 24,000,000, issued
   and outstanding - 20,400,000                                          20,400
 Additional paid-in capital                                               9,600
 Accumulated deficit                                                 (1,851,433)
                                                                   -------------

      Total stockholders' deficit                                      (846,433)
                                                                   -------------
                                                                   $     70,064
                                                                   =============

The accompanying notes form an integral part of these condensed financial statements.

           BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                       Accumulated
                                                                                      from February
                                                                                      1, 2002 (Date
                                                           Three months ended         of Inception)
                                                          March 31,    March 31,       to March 31,
                                                            2005         2004             2005
                                                        -----------   ----------      ------------
REVENUE
                                                        $     3,750   $   11,732      $     51,490
                                                        -----------   ----------      ------------
OPERATING EXPENSES:
 Research and development                                   128,053       21,232           425,832
 General and administrative                               1,125,715       30,564         1,438,351
 Sales and marketing                                            315        3,404               815
                                                        -----------   ----------      ------------

      Total operating expenses                            1,254,083       55,200         1,864,998
                                                        -----------   ----------      ------------

LOSS FROM OPERATIONS                                     (1,250,333)     (43,468)       (1,813,508)

OTHER INCOME (EXPENSE):

 Interest income (expense)                                   (7,470)         112           (36,325)
                                                        -----------   ----------      ------------

LOSS BEFORE INCOME
 TAXES                                                   (1,257,803)     (43,356)       (1,849,833)

PROVISION FOR INCOME TAXES                                       --           --            (1,600)
                                                        -----------   ----------      ------------

NET LOSS

                                                        $(1,257,803)  $  (43,356)     $ (1,851,433)
                                                        -----------   ----------      ------------

NET LOSS PER SHARE - BASIC AND DILUTED                  $     (0.06)  $    (0.00)     $      (0.09)
                                                        ===========   ==========      ============

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING - BASIC AND DILUTED                         20,040,000   20,400,000        20,400,000
                                                        ===========   ==========      ============

The accompanying notes form an integral part of these condensed financial statements.

           BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                       Accumulated
                                                                                      from February
                                                                                      1, 2002 (Date
                                                           Three months ended         of Inception)
                                                          March 31,    March 31,       to March 31,
                                                            2005         2004             2005
                                                        -----------   ----------      ------------
CASH FLOWS PROVIDED BY (USED FOR) OPERATING
 ACTIVITIES:

 Net loss                                               $(1,257,803)  $  (43,356)     $ (1,851,433)
                                                        -----------   ----------      ------------


 ADJUSTMENTS TO RECONCILE NET LOSS
   TO NET CASH PROVIDED BY (USED FOR)
   OPERATING ACTIVITIES:
    Depreciation                                              1,322          772             6,233
    Amortization of note discount                            21,850           --            43,700
    Noncash compensation expense for options issued              --           --            30,000
    Noncash compensation expense for warrants issued        975,000           --           975,000

 CHANGES IN ASSETS AND LIABILITIES:
   (INCREASE) DECREASE IN ASSETS:                                --       15,156                --


      Prepaid expenses

 INCREASE (DECREASE) IN LIABILITIES:

   Accounts payable and accrued expenses                     72,134       12,235           235,747
   Deferred revenue                                          (3,750)      (3,750)          128,750
   Accrued pension payable                                       --           --            52,000
                                                        -----------   ----------      ------------

   Total adjustments                                      1,066,556       24,413         1,471,430
                                                        -----------   ----------      ------------
   Net cash used for
     operating activities                                  (191,247)     (18,943)         (380,003)
                                                        -----------   ----------      ------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
 Acquisition of patent costs                                     --           --           (11,264)
 Acquisition of fixed assets                                 (3,790)      (8,885)          (18,560)
 Advance to officers                                             --       (1,796)           (1,796)
                                                        -----------   ----------      ------------

      Net cash used for investing activities                 (3,790)     (10,681)          (31,620)
                                                        -----------   ----------      ------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
   Proceeds from convertible notes payable                       --           --           500,000
   Payments for financing costs for convertible
     notes                                                       --           --           (87,401)
                                                        -----------   ----------      ------------

   Net cash provided by financing activities                     --           --           412,599
                                                        -----------   ----------      ------------

NET INCREASE (DECREASE) IN CASH                            (195,037)     (29,624)              976

CASH, beginning of period                                   196,013       73,867                --
                                                        -----------   ----------      ------------

CASH, end of period                                     $       976   $   44,243      $        976
                                                        ===========   ==========      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Interest paid                                        $        --   $       --
                                                        ===========   ==========

   Income taxes paid                                    $       800   $       --
                                                        ===========   ==========



The accompanying notes form an integral part of these condensed financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
STATEMENTS OF STOCKHOLDERS' DEFICIT
INCEPTION THROUGH MARCH 31, 2005
--------------------------------------------------------------------------------


                                             Common Stock                           Accumulated
                                    ---------------------------    Additional      Deficit During
                                      Number of                      Paid-In         Development
                                       Shares         Amount         Capital            Stage            Total
                                    --------------  -----------  --------------  ------------------  -------------
BALANCE AT INCEPTION -                          -   $         -   $          -      $           -     $          -
  (February 1, 2002)

ISSUANCE OF COMMON STOCK
  RESTATED FOR RECAPITALIZATION
  ON JUNE 17, 2004                     20,400,000        20,400        (20,400)                 -                -
                                     ------------   -----------   ------------      -------------     ------------

BALANCE, December 31, 2002             20,400,000        20,400        (20,400)                 -                -

NET LOSS                                                                                  (55,682)         (55,682)
                                     ------------   -----------   ------------      -------------     ------------
BALANCE, December 31, 2003             20,400,000        20,400        (20,400)           (55,682)         (55,682)

NONCASH COMPENSATION
  EXPENSE FOR OPTIONS ISSUED                    -             -         30,000                  -           30,000

NET LOSS                                                                                 (537,948)        (537,948)
                                     ------------   -----------   ------------      -------------     ------------

BALANCE, December 31, 2004             20,400,000   $    20,400   $      9,600      $    (593,630)    $   (563,630)

NET LOSS
  (unaudited)                                                                          (1,257,803)      (1,257,803)
                                     ------------   -----------   ------------      -------------     ------------

BALANCE, March 31, 2005
  (unaudited)                          20,400,000   $    20,400   $      9,600      $  (1,851,433)     $(1,851,433)
                                     ============   ===========   ============      =============     ============

The accompanying notes form an integral part of these condensed financial statements.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

              THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004

                                   (UNAUDITED)

BASIS OF PRESENTATION:

The accompanying unaudited condensed financial statements of Bionovo, Inc. (the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include certain information and footnote disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These condensed financial statements should be read in conjunction with the condensed financial statements and related notes included in the Company's 8K/A filed on June 27, 2005.

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of California on February 2, 2002. A new company was formed and incorporated in Delaware on March 3, 2004, and merged and recapitalized with the California corporation.

The unaudited condensed financial statements included herein reflect all adjustments (which include only normal, recurring adjustments) that are, in the opinion of management, necessary to state fairly the financial position and results of operations as of and for the periods presented. The results for such periods are not necessarily indicative of the results to be expected for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION:

Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company's continuing research and development efforts.

BASIC AND DILUTED LOSS PER SHARE:

Basic net loss per share is based on the weighted average number of all common shares issued and outstanding, and is calculated by dividing net loss per share by the weighted average shares of common stock outstanding during the period. Common stock equivalents consist of 2,492,347 and 1,152,465 warrants at March 31, 2005 and 2004, respectively, and have not been included in the loss per share computation for the three months ended March 31, 2005 and 2004, as the amounts are anti-dilutive due to the exercise price

STOCK-BASED COMPENSATION:

The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's condensed financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

                                                   Three months ended March  31,
                                                   -----------------------------
                                                        2005             2004
                                                   -----------------------------
     Net loss available to common
        shareholders as reported                   $(1,257,803)    $   (43,356)
     Compensation  recognized under APB 25                 --              --
     Compensation  recognized under SFAS 123               --        (100,000)
                                                   -----------------------------

     Pro-forma net (loss) available
        to common Shareholders                     $(1,257,803)    $  (143,356)
                                                  ==============================

     Net loss per share:
     Basic and diluted -- as reported             $     (0.06)    $     (0.00)
                                                  ==============================

     Basic and diluted -- pro-forma               $     (0.06)    $     (0.00)
                                                  ==============================

No grants were made during the three months ended March 31, 2005. For grants in the three months ended March 31, 2004, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate ranging from 3.5% to 5.5%,
(iii) expected volatility 0.01%, and (iv) an expected stated life of the option. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to non-employees of the Company is charged to expense in the condensed condensed financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

RECENT ACCOUNTING PRONOUNCEMENTS:

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS
152)". The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements--An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by first quarter of fiscal 2007. The company is currently evaluating the effect that the adoption of SFAS 154 will have on its condensed results of operations and financial condition but does not expect it to have a material impact.

2. LICENSE AGREEMENT:

In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred by the Company to the Taiwan corporation for a period of 10 years. This agreement will automatically renew for a period of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 payable to the Company as well as future royalties based on 10% of future sales. Additional fees may be earned by the Company in the future for additional clinical work.

3. CONVERTIBLE NOTES PAYABLE:

The Company issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest are due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.4315 per share ($0.3596 post split price) of stock at the option of the holder prior to the due date. There are registration rights attached to the underlying shares of the convertible feature. It has been determined that there is no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

Additionally, the note holders received 463,436 warrants (556,123 post split warrants) to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.6473 ($0.5394 post split) per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and ..0% expected volatility for a nonpublic company.

4. WARRANTS

Warrant expense totaling $975,000 was recorded during the period for warrants issued to the investment banker for reverse merger services. The warrant agreement provides for the purchase of 1,979,630 shares at an exercise price of $0.01 per share. The fair market value of the warrants was calculated using the Black Scholes pricing model with the following assumptions: risk-free interest rate of 4.0%; dividend yield of 0.0%; and expected life of the options of five years, and volatility of 89%.

5. CONTINGENCIES AND COMMITMENTS:

The Company entered into a consulting agreement with Duncan Capital, LLC to provide certain financial consulting services. The agreement provides that Duncan Capital, LLC is to receive compensation in the form of a cash fee of $100,000 plus warrants exercisable at a price of $0.010 equal to 3.675% of the fully-diluted capital stock of the Company after a successful reverse merger. In addition, Duncan Capital, LLC will receive compensation of warrants exercisable at $0.6473 per share of stock in an amount equal to 10% of the aggregate number of fully- diluted shares of common stock converted by the convertible note payable holders. The term of the warrants will be for five years. Duncan Capital, LLC will receive 10% of the aggregate number of fully-diluted shares of common stock for any debt financing that it arranges. The strike price of the warrants will be equal to the strike price negotiated with the debt holders.

6. SUBSEQUENT EVENTS:

During April 2005, the Company closed a private placement memorandum wherein approximately $8,095,500 was raised for approximately 16,191,000 shares of common stock and approximately 4,047,500 warrants to purchase shares of common stock to investors and 3,688,730 warrants to consultants.

On April 6, 2005, the Company completed a reverse merger with the Lighten Up Enterprises, Inc, a public company, whereby a newly-created wholly owned subsidiary of the public company merged with and into the Company in a tax free exchange, with the company surviving. Following the merger, the Company is a wholly-owned subsidiary of the public company.

Also, during April 2005, the convertible debt holders elected to convert $450,000 of the convertible debt to common stock pursuant to the terms of the note.

Subsequent to period end, the Company executed an agreement with a university to conduct clinical coordinating services as part of a clinical trial of certain of its drugs. The cost of the service is approximately $800,000.

During June 2005, the Company Lighten Up Enterprises, Inc. changed its name to BioNovo, Inc. On June 28, 2005, the Company Bionovo Inc. changed its name to Bionovo Biopharmaceuticals, Inc.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

         We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Registration Fees                                          $  15,000.00
       Federal Taxes                                                     --
       State Taxes                                                       --
       Legal Fees and Expenses                                       20,000.00
       Printing and Engraving Expenses                                2,000.00
       Blue Sky Fees                                                  3,000.00
       Accounting Fees and Expenses                                   5,000.00
       Miscellaneous                                                  5,000.00
                                                                  ------------
               Total                                              $  50,000.00
                                                                  ============


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following is a summary of transactions within the last three years involving sales of its securities that were not registered under the Securities
Act:

         SEPTEMBER 2004 BRIDGE FINANCING

         On September 30, 2004, Bionovo Biopharmaceuticals, Inc. completed a bridge financing to accredited investors of an aggregate of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of a reverse merger between Bionovo Biopharmaceuticals and a newly-created, wholly-owned subsidiary of ours in which Bionovo Biopharmaceuticals survived, or the reverse merger, $450,000 principal amount of the notes were converted into shares of common stock and the remaining $50,000 principal amount of the notes were repaid. Upon the closing of the reverse merger transaction, the warrants and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

         In connection with the bridge financing, the placement agent, Duncan Capital, LLC, received an aggregate cash payment of $50,000 and five year warrants to purchase 132,421 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.359583333, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. The placement agent also received cash compensation in the amount of $45,000 in connection with the April 6, 2005 conversion of the $450,000 aggregate principal amount of the convertible secured notes, as discussed below in "April 2005 Bionovo Biopharmaceuticals Private Placement."

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement made certain representations and warranties to Bionovo Biopharmaceuticals as to their status as an "accredited investor." The convertible secured notes and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each note and warrant sold in the bridge financing contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         APRIL 2005 BIONOVO BIOPHARMACEUTICALS PRIVATE PLACEMENT

         Immediately prior to the closing of the reverse merger transaction, Bionovo Biopharmaceuticals completed a private offering of Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo sold Biopharmaceuticals 80.955 Units and received gross proceeds of $8,095,500 at the closing of the private offering.

         The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 16,191,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement, were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

         In connection with the Bionovo Biopharmaceuticals private offering, the placement agent, Duncan Capital, LLC, received an aggregate cash payment of $854,550 and five year warrants to purchase 1,709,100 shares of Bionovo Biopharmaceuticals common stock at $.50 per share, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. Of such cash payment, $45,000 was paid in connection with the conversion of $450,000 aggregate principal amount secured promissory notes of Bionovo Biopharmaceuticals into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         APRIL 2005 REVERSE MERGER ADVISOR WARRANT

         As referenced above, on April 6, 2005 we engaged in a reverse merger transaction in which a newly-created, wholly-owned subsidiary of ours merged with and into Bionovo Biopharmaceuticals, with Bionovo Biopharmaceuticals surviving. As compensation for its advisory services in connection with the reverse merger, Duncan Capital, LLC received an aggregate cash payment of $100,000 and five year warrants to purchase 1,979,630 shares of our common stock at $0.01 per share. The warrants were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933 and corresponding provisions of state securities laws. No form of general solicitation or general advertising was used to offer or sell the warrants, and each warrant instrument contains a legend to the effect that the warrant and the shares of common stock that may be purchased upon exercise thereof are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

         MAY 2005 PRIVATE PLACEMENT

         On May 5, 2005, we completed a private placement of Units to "accredited investors" upon terms similar to those provided in Bionovo Biopharmaceuticals' private placement discussed above. We privately offered Units at $100,000, where each Unit was comprised of 200,000 shares of our common stock, and five year warrants to purchase 25,000 shares of our common stock at an exercise price of $0.75 per share and 25,000 shares of our common stock at $1.00 per share. We sold 21.35 Units on May 5, 2005 for total gross proceeds of $2,135,000.

         The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of common stock and warrants to purchase 533,750 shares of common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of common stock at an exercise price of $1.00 per share.

         Placement agents in the private placement received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of Lighten Up Enterprises International common stock at an exercise price of $0.50 per share.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

ITEM 27.  EXHIBITS.

         The following is a list of Exhibits filed as part of this registration statement:

EXHIBIT NO.          DESCRIPTION OF EXHIBIT
-----------          ----------------------

      2.1            Agreement of Merger and Plan of Reorganization, dated as of
                         April 6, 2005, among Lighten Up Enterprises
                         International, Inc., LTUP Acquisition Corp. and Bionovo, Inc. (incorporated herein by reference from Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on April 8, 2005)

      2.2            Agreement and Plan of Merger, dated as of April 28, 2005,
                         between Lighten Up Enterprises International, Inc. and Bionovo, Inc. (incorporated herein by reference from Exhibit 1 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

      3.1            Certificate of Incorporation of the Registrant

      3.2            By-laws of the Registrant. (incorporated herein by
                         reference from Exhibit 3 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

      4.1            Form of Private Placement Warrant (incorporated herein by
                         reference from Exhibit 4.1 to
                         the Registrant's Form 8-K filed with the SEC on May 11,
                         2005)

      4.2            Form of Common Stock Certificate

      4.3            Form of Bridge Warrant

      5.1            Form of Opinion of Greenberg Traurig, LLP as to the
                         legality of the shares of common stock.

      10.1           Form of Private Placement Subscription Agreement
                         (incorporated herein by reference from Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on May 11,
                         2005)

      10.2           Form of Private Placement Investor Questionnaire
                         (incorporated herein by reference from Exhibit 10.2 to the Registrant's Form 8-K filed with the SEC on May 11,
                         2005)

      10.3           Form of Private Placement Registration Rights Agreement
                         (incorporated herein by reference from Exhibit 10.3 to the Registrant's Form 8-K filed with the SEC on May 11,
                         2005)

      10.4           Form of Private Placement Acknowledgement and Amendment
                         (incorporated herein by reference from Exhibit 10.4 to the Registrant's Form 8-K filed with the SEC on May 11,
                         2005)

      10.5           Registration Rights Agreement, dated September 30, 2004
                         (incorporated herein by reference from Exhibit 10.5 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.6           Stock Incentive Plan, as amended (incorporated herein by
                         reference from Exhibit 5 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

      10.7           Employment Agreement, dated July 1, 2004, between Bionovo,
                         Inc. and Isaac Cohen (incorporated herein by reference from Exhibit 10.7 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.8           Assignment and Assumption Agreement, dated April 6, 2005,
                         among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement (incorporated herein by reference from Exhibit 10.8 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3,
                         2005)

      10.9           Employment Agreement, dated July 1, 2004, between Bionovo,
                         Inc. and Mary Tagliaferri (incorporated herein by reference from Exhibit 10.9 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3,
                         2005)

      10.10          Assignment and Assumption Agreement, dated April 6, 2005,
                         among the Registrant, Bionovo, Inc. and Mary
                         Tagliaferri regarding Employment Agreement
                         (incorporated herein by reference from Exhibit 10.10 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.11          Licensing and Technology Transfer Agreement, dated November
                         6, 2003, between Bionovo, Inc. and United Biotech Corporation (certain terms of this agreement have been omitted and are subject to a request for confidential treatment with the SEC) (to be filed by amendment)

      10.12          Office Lease (to be filed by amendment)

      21.1           Subsidiaries of Registrant

      23.1           Consent of Stonefield Josephson, Inc.

      23.2           Consent of Greenberg Traurig, LLP

      24.1           Power of Attorney (Set forth on signature page of
                         Registration Statement)

ITEM 28.  UNDERTAKINGS.

         (a) The undersigned small business issuer hereby undertakes:

                  (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

                           (i) Include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) Include any additional or changed material
information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Emeryville, State of California, on June 30, 2005.

                               BIONOVO, INC.

                               By:  /s/ ISAAC COHEN
                                    -------------------------------------
                                    Isaac Cohen, O.M.D., L.Ac.
                                    President and Chief Executive Officer
                                    (principal executive officer)



                               By:: /s/ JAMES P. STAPLETON
                                    -------------------------------------
                                    James P. Stapleton
                                    Chief Financial Officer
                                    (principal financial and accounting officer)


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Bionovo, Inc., hereby severally constitute and appoint Isaac Cohen and Mary Tagliaferri, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                  Title                             Date
         ---------                  -----                             ----

 /s/ ISAAC COHEN                   Chairman, President, Chief      June 30, 2005
--------------------------------   Executive Officer and Chief
                                   Scientific Officer
Isaac Cohen, O.M.D., L.Ac.

/s/ MARY TAGLIAFERRI               Director, Vice President,       June 30, 2005
--------------------------------   Chief Regulatory Officer,
Mary Tagliaferri, M.D., L.Ac.      Secretary and Treasurer


/s/ DAVID NAVEH                    Director                        June 30, 2005
--------------------------------
David Naveh, M.D

/s/ MICHAEL D. VANDERHOOF          Director                        June 30, 2005
--------------------------------
Michael D. Vanderhoof

/s/ JAMES P. STAPLETON             Chief Financial Officer         June 30, 2005
--------------------------------
James P. Stapleton

                                  EXHIBIT INDEX

 EXHIBIT
  NUMBER       DESCRIPTION
 ---------     -----------------------------------------------------------------

    3.1        Certificate of Incorporation of the Registrant

    4.2        Form of Common Stock Certificate

    4.3        Form of Bridge Warrant

    5.1 Form of Opinion of Greenberg Traurig, LLP, as to the legality of the shares of common stock

   21.1        Subsidiaries of Registrant

   23.1        Consent of Stonefield Josephson, Inc.

   23.2        Consent of Greenberg Traurig, LLP

   24.1 Power of Attorney (set forth on signature page of the Registration Statement)